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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
UNOVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 8, 2001

The Annual Meeting of Shareholders of UNOVA, Inc., a Delaware corporation, will be held at 1:00 p.m. Pacific Daylight Saving Time on Tuesday, May 8, 2001, at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California, for the following purposes:

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  To elect three Class III directors for a three-year term;

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  To consider a proposal to approve the UNOVA, Inc. 2001 Stock Incentive Plan; and

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  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Shareholders of record at the close of business on March 9, 2001, are entitled to receive notice of and to vote at the meeting. A complete list of such shareholders will be open for examination by any shareholder for any purpose germane to the meeting during normal business hours at the offices of UNOVA at 21900 Burbank Boulevard, Third Floor, Woodland Hills, California, for a period of ten days prior to the meeting.

Shareholders are urged to vote their proxies promptly, whether or not they expect to attend the meeting in person. Unless the enclosed form of proxy provides otherwise, each UNOVA shareholder can vote (1) on the Internet, (2) by a toll-free telephone call to 1.800.840.1208 from the U.S. or Canada, or (3) by signing and mailing the proxy in the enclosed envelope. Specific instructions to be followed by any registered shareholder interested in voting on the Internet or by telephone are set forth on the enclosed proxy.

By order of the Board of Directors,

Virginia S. Young
Vice President and Secretary

March 28, 2001
Woodland Hills, California

i

UNOVA, INC.
21900 Burbank Boulevard, Woodland Hills, CA 91367-7418

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of UNOVA, Inc. ("UNOVA") to be used at the Annual Meeting of Shareholders of UNOVA to be held on May 8, 2001, and at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This proxy statement is first being mailed to shareholders of UNOVA on or about March 28, 2001.

VOTING AT THE MEETING

The record date for voting at the Annual Meeting is the close of business on March 9, 2001. As of the record date, UNOVA had outstanding 56,787,606 shares of its common stock, par value $.01 per share ("Common Stock" or "UNOVA Common Stock"), not including treasury shares, which may not be voted. The holders of the outstanding Common Stock, which is UNOVA's only outstanding class of voting securities, will be voting on all matters currently scheduled to be acted upon at the 2001 Annual Meeting, with each share entitled to one vote.

The holders of a majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting of Shareholders will constitute a quorum for the transaction of business at the meeting. The inspector of election appointed for the meeting will determine the existence of a quorum and will tabulate the votes cast at the meeting. Shareholders may withhold authority to vote for one or more of the nominees for director and may abstain on one or more of any other matters that may come before the meeting. Shares for which authority is withheld or for which abstentions are indicated will be counted as present for purposes of determining whether a quorum is present. Directors are elected by a plurality of the shares represented in person or by proxy at the meeting; votes withheld will be excluded entirely from the vote and will have no effect. The affirmative vote of a majority of the shares present and voting on the matter will be required for approval of the 2001 Stock Incentive Plan. An abstention from voting on this matter will have the same effect as a negative vote. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter, under applicable Delaware law those shares will be counted as present for purposes of determining the presence of a quorum, but will not be counted as votes cast on the matter and will have no effect on the outcome of the vote on such matter.

PROXIES AND PROXY SOLICITATION

All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If no directions are indicated on such proxies, they will be voted FOR the election of the three nominees named below under "Item One: Election of Directors" and FOR approval of the UNOVA, Inc. 2001 Stock Incentive Plan described in this proxy statement. If any other matters, not presently anticipated, are properly presented at the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a shareholder may be revoked at any time before it is voted by the timely submission of a written notice of revocation or by the submission of a duly executed proxy bearing a later date, in either case directed to Mellon Investor Services LLC, Attention: Norma Cianfaglione, 600 Willowtree Road, Leonia, New Jersey 07605, or, if a shareholder is present at the meeting, he or she may elect to revoke his or her proxy and vote his or her shares personally.

In addition to solicitation by mail, certain directors, officers, and other employees of UNOVA, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, telegram, facsimile transmission, or electronic mail. UNOVA will reimburse brokerage firms, banks, and other holders of record for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners of Common Stock or otherwise in connection with this solicitation of proxies. UNOVA has retained Georgeson Shareholder Communications Inc. to assist in the solicitation for a fee of $6,500, in addition to reimbursement by UNOVA of the expenses and disbursements of that firm.

ITEM ONE: ELECTION OF DIRECTORS

The Board of Directors currently has ten members. The Board is divided into three classes, with each director normally elected to serve a three-year term and one full class of directors to be elected at each Annual Meeting.

Larry D. Brady, Alton J. Brann, and Joseph T. Casey, incumbent Class III directors whose terms are currently scheduled to expire at the 2001 Annual Meeting, have been nominated for reelection as Class III directors for three-year terms.

The Board of Directors recommends that you vote FOR the election of Messrs. Brady, Brann, and Casey to the UNOVA Board of Directors.

In accordance with the Board's policy of retirement from the Board at the Annual Meeting following a director's 72nd birthday, William C. Edwards and Orion L. Hoch are expected to retire from the Board on May 8, 2001. Prior to the Annual Meeting, the Board will take action to reduce the number of authorized directors from ten to eight. The Board deeply appreciates the many years of dedicated service Mr. Edwards and Dr. Hoch have devoted to UNOVA and its predecessor companies.

Set forth below is information regarding the age, business experience, and Board committee membership as of March 15, 2001, of the nominees for election, as well as information about the directors continuing in office after the Annual Meeting whose terms of office do not expire this year. Each nominee has consented to being named as such in this proxy statement and has agreed to serve if elected. If, as a result of circumstances not presently known, any of such nominees shall be unable to serve as a director, proxies will be voted for the election of such other person or persons as the Board of Directors may select, or the number of authorized directors may be further reduced.

Nominees for Class III Directors with Terms to Expire in 2004

LARRY D. BRADY, age 58. Mr. Brady has been President of UNOVA since August 2, 1999, and a director since September 29, 1999. He was elected Chief Executive Officer of UNOVA on September 14, 2000.

Mr. Brady previously served as President of FMC Corporation. He joined FMC in 1978 and held a variety of positions with that company. Mr. Brady served as General Manager of FMC's Agricultural Chemical Group from 1983 to 1988, became head of Corporate Development in 1988, and assumed responsibility for the company's FoodTech, Transportation Equipment, and Energy Systems Groups in 1989. He was elected a Vice President of FMC in 1984, an Executive Vice President and a director in 1989, and President in 1993.

Mr. Brady is a director of Pactiv Corporation and is a member of the Advisory Board of Northwestern University's Kellogg School of Management, the Board of Trustees of the National Merit Scholarship Corporation, and the Executive Committee of the National Association of Manufacturers.

ALTON J. BRANN, age 59. Mr. Brann has been Chairman of the Board of UNOVA since August 13, 1997 and was also Chief Executive Officer from that date until September 14, 2000.

Mr. Brann served as Chairman of the Board and Chief Executive Officer of Western Atlas Inc. from 1994 until 1997, when he assumed the same positions with UNOVA. Prior thereto, Mr. Brann was President and Chief Executive Officer of Litton Industries, Inc.

Mr. Brann is presently a director of Litton Industries, Inc., where he also serves as Chairman of the Executive Committee. He is a member of the Board of Overseers of the Executive Council on Diplomacy and of the President's Cabinet of California Polytechnic State University at San Luis Obispo. Mr. Brann is also a director of the Los Angeles World Affairs Council, a board member of the Los Angeles Area Council of the Boy Scouts of America, a senior member of the Institute of Electrical and Electronics Engineers, a member of the Board of Trustees and the Executive Committee of the Manufacturers Alliance, and a member of the Board of Governors of Town Hall Los Angeles.

JOSEPH T. CASEY, age 69. Mr. Casey is retired Vice Chairman and Chief Financial Officer of Litton Industries, Inc. Mr. Casey has been a director of UNOVA since September 23, 1998, and is a member of the Audit and Compliance Committee.

Mr. Casey served as Vice Chairman and Chief Financial Officer of Western Atlas Inc. from 1994 until his retirement in September 1996. He is a director of Baker Hughes Incorporated, Litton Industries, Inc., and Pressure Systems, Inc. Mr. Casey is a member of the Board of Trustees of Claremont McKenna College and of the Don Bosco Technical Institute. He is also a member of the Board of Overseers of the Center for Russia and Asia of the Rand Corporation.

Class I Directors Continuing in Office Whose Terms Expire In 2002

STEPHEN E. FRANK, age 59. Mr. Frank is Chairman, President, and Chief Executive Officer of Southern California Edison Company, a subsidiary of Edison International. He has been a director of UNOVA since October 31, 1997, and is Chair of the Audit and Compliance Committee.

Mr. Frank was President and Chief Operating Officer of Southern California Edison from 1995 to January 2000, when he assumed his present position. Mr. Frank is also a director of Edison International, Southern California Edison, Washington Mutual, Inc., Associated Electric & Gas Insurance Services Limited, and LNR Property Corporation. He is a member of the Board of the Los Angeles Area Chamber of Commerce, the Los Angeles Philharmonic Association, the United Way of Greater Los Angeles, and the California Chamber of Commerce. Mr. Frank is a member of the Board of the Independent Colleges of Southern California and a member of the Board of Trustees of Claremont McKenna College.

CLAIRE W. GARGALLI, age 58. Ms. Gargalli was Vice Chairman of Diversified Search Companies (executive search consultants) from 1990 until her retirement from that position in 1998. She has been a director of UNOVA since September 23, 1998, and is a member of the Audit and Compliance Committee.

Ms. Gargalli is a director of Praxair, Inc. and Baker Hughes Incorporated. She is also a trustee of Carnegie Mellon University and of Middlebury College.

Class II Directors Continuing in Office Whose Terms Expire in 2003

PAUL BANCROFT, III, age 71. Mr. Bancroft is an independent venture capitalist and a consultant. He has been a director of UNOVA since September 23, 1998, and is a member of the Compensation Committee.

Mr. Bancroft was President, Chief Executive Officer, and a director of Bessemer Securities Corporation from 1976 until 1988.

STEVEN B. SAMPLE, age 60. Dr. Sample has been President of the University of Southern California since 1991. He has been a director of UNOVA since October 31, 1997, and is a member of the Audit and Compliance Committee.

From 1982 to 1991, Dr. Sample was President of the State University of New York at Buffalo. He is a director of Advanced Bionics Corporation, the Wm. Wrigley Jr. Company, the Santa Catalina Island Company, the AMCAP Fund, Inc., the American Mutual Fund, Inc., and Los Angeles Business Advisors. Dr. Sample is also Chairman of the Association of Pacific Rim Universities and is a trustee of the University of Southern California and of the Regenstreif Medical Foundation and Institute.

WILLIAM D. WALSH, age 70. Mr. Walsh has been Chairman of Sequoia Associates LLC, a private investment firm, since 1998. He has been a director of UNOVA since October 31, 1997, and is Chair of the Compensation Committee.

Mr. Walsh was previously a General Partner of Sequoia Associates from 1982 to 1998. He is Chairman of Consolidated Freightways Corporation, Newell Industrial Corporation, and The Clayton Group, Inc. Mr. Walsh is a director of Crown Vantage, Inc., URS Corporation, Bemiss Jason Inc., Ameriscape, Inc.,

and the American Ireland Fund. Mr. Walsh is also Chairman of the Neurosciences Research Foundation, Inc., Co-Chair of the Dean's Advisory Board of Harvard Law School, a trustee of Fordham University, and a member of the Board of Overseers, Hoover Institution at Stanford University.

Meetings and Committees of the Board.

The Board of Directors of UNOVA met ten times during 2000 (one of these meetings was by telephone) with an average attendance record of 90%. The Board also acted on four occasions by unanimous written consent. Each director attended more than 75% of the aggregate number of Board meetings and of meetings of committees of the Board on which such directors served during 2000. The Board has two standing committees as described below. Membership on these committees is indicated in the preceding biographical information. In addition, William C. Edwards and Orion L. Hoch (who are not standing for re-election to the Board) are members of the Compensation Committee. The Board of Directors does not have a Nominating Committee.

Audit and Compliance Committee.  The Audit and Compliance Committee consists of four directors, none of whom is an employee of UNOVA. The Board of Directors has determined that under the rules of the New York Stock Exchange, all of the members of the Committee are independent. The Committee, which met six times in 2000 (three of these meetings were telephonic), reviews and discusses with the outside auditors and with management the scope and results of the audit by UNOVA's outside auditors, including the audited consolidated financial statements, the activities of UNOVA's internal auditors, and the adequacy of UNOVA's system of internal controls and procedures. The Committee proposes the appointment of the outside auditors, subject to approval by the Board, and approves fees paid for auditing services and any significant non-audit services rendered by such auditors.

The Audit and Compliance Committee reviews the implementation of and monitors compliance with UNOVA's Standards of Conduct and evaluates the Reportable Transactions and Conflicts of Interest Questionnaires completed by certain employees to determine if possible conflicts of interest exist or possible violations of corporate policy have occurred. The Committee also considers other possible conflict of interest situations brought to its attention and makes appropriate recommendations concerning these situations.

In May 2000, the Board of Directors adopted a charter for the Audit and Compliance Committee, which is set forth as Exhibit A to this proxy statement and which more fully sets forth the responsibilities of the Committee.

Compensation Committee.  The Compensation Committee is presently composed of four nonemployee directors. The Committee establishes policies for executive compensation and approves the remuneration of all officers of UNOVA. The Committee administers UNOVA's employee stock incentive plans, cash bonus plans (including the establishment of individual performance goals thereunder), incentive loan program, Employee Stock Purchase Plan, and certain other compensation and retirement arrangements. The Committee met four times (including one meeting held by telephone) in 2000 and acted on four occasions by unanimous written consent. The Committee reviews and makes recommendations with respect to other compensation plans and policies of UNOVA.

Directors' Compensation and Retirement Policies.

Messrs. Brady and Brann are the only directors who are also employees of UNOVA. They are not paid any fee or additional remuneration for service as members of the Board and they are not members of any Board committee.

Directors who are not employees of UNOVA are paid an annual fee for Board service of $30,000, payable in quarterly installments, and an attendance fee of $2,000 for each meeting of the Board and for each meeting of a committee of the Board attended. Each nonemployee director who serves as Chair of a Board committee is paid an additional annual fee of $4,000, payable in quarterly installments. Directors are reimbursed for travel and other expenses incurred for the purpose of attending meetings of the Board and its committees.

The Board of Directors has adopted a policy establishing the mandatory retirement date of each director as the date of the next annual meeting of UNOVA shareholders following his or her 72nd birthday.

Director Stock Option and Fee Plan.

Options.  Under the terms of the UNOVA, Inc. Director Stock Option and Fee Plan (the "Director Plan"), any person who joins the Board as a nonemployee director will receive options to purchase 25,000 shares of UNOVA Common Stock at the fair market value of such stock on the date of grant, provided such person neither received options under a UNOVA plan allowing for the grant of stock-based awards during the two-year period preceding the date of commencement of Board membership nor was an employee of UNOVA or a subsidiary of UNOVA during such two-year period. On the first business day following the UNOVA annual shareholders meeting for each year while the Director Plan is in effect, each nonemployee director automatically will receive a grant of an option for 2,500 shares. All options granted under the Director Plan become fully exercisable on the first anniversary of the grant thereof; however, if a director dies or becomes permanently disabled while serving on the Board, or if the director retires pursuant to the policy for mandatory retirement of directors described above, then all options held by such director become exercisable in full. In addition, if a Change of Control of UNOVA (as defined in the Change of Control Employment Agreements with certain officers described below) occurs, then all options granted under the Director Plan become fully exercisable. An aggregate of 500,000 shares of UNOVA Common Stock, subject to adjustment for certain events affecting UNOVA's capitalization, has been authorized for issuance under the Director Plan.

Options which have vested under the Director Plan remain exercisable until three years following the first to occur of the retirement or resignation of the director from the Board (or the director's failure to be reelected to the Board), the total and permanent disability of the director, or the death of the director.

Receipt of Fees in Stock.  Pursuant to the Director Plan, directors may elect to receive all or a portion of their fees described above under the caption "Directors' Compensation and Retirement Policies" on a current basis in shares of UNOVA Common Stock with a fair market value equivalent to the applicable fees. Directors electing to receive payment of fees in shares of UNOVA Common Stock on a current basis receive shares quarterly.

Deferral of Director Fees.  Participating directors may also elect to defer all or a portion of such fees to either a deferred stock account or cash account. The deferred stock account will enable directors to defer their fees into UNOVA Common Stock, and the cash account will provide a deferral into an interest-based account.

The deferred stock account is a bookkeeping account credited with share units representing shares of UNOVA Common Stock. The cash account accrues interest at a rate equal to the prime rate. Credits to the deferred stock and cash accounts are made on the first business day following the end of each quarter. A director's stock account will be credited with the number of shares of UNOVA Common Stock paid in lieu of cash fees which are the subject of a deferral election. Transfers between the stock account and the cash account are not permitted.

Deferred amounts will be paid to each director commencing in the January following the director's termination of service with the Board. Such payments may be made in a single installment or in two to fifteen annual installments as stipulated by the director at the time of the deferral election. Notwithstanding the foregoing, upon a change of control of UNOVA, all deferred accounts will be paid out immediately. Share units in the deferred stock account will be converted into the number of shares of UNOVA Common Stock equal to the number of such share units and payment will be made in shares of UNOVA Common Stock. The cash account will be paid in cash.

Administration; Amendment.  The Director Plan is administered by the Board, which has authority to interpret and make rules and regulations relating to the Director Plan and to determine the provisions of the individual option agreements to be entered into under the Director Plan. The Director Plan will terminate on December 15, 2007 (unless earlier discontinued by the Board), but such termination will not affect the rights of the holder of any option or participant in a deferred stock or cash account outstanding on such date of termination. The Board may suspend or discontinue the Director Plan or amend it in any respect whatsoever; provided, however, that no such amendment shall adversely affect the rights of any director without such director's consent or shall be made without stockholder approval if such approval is required by any regulation, law, or stock exchange rule.

ITEM TWO: PROPOSAL TO APPROVE THE UNOVA, INC. 2001 STOCK INCENTIVE PLAN

The UNOVA, Inc. 2001 Stock Incentive Plan (the "2001 Plan") was adopted by the Board of Directors of UNOVA on March 13, 2001, and is being submitted to the shareholders for their approval at the Annual Meeting.

The 2001 Plan is intended to assist UNOVA to attract and retain, and to provide appropriate incentives for, management personnel. The Board of Directors points out that all outstanding stock options granted to employees under two predecessor plans had exercise prices in excess of the fair market value of the Common Stock as of March 21, 2001. Under these circumstances, the Board believes that these options are not presently serving as a meaningful incentive to officers and key employees. The Board of Directors believes it is essential that an adequate number of shares of Common Stock be reserved for the issuance of options and other stock-based awards to present and future key employees at exercise prices or initial values reflecting the stock's fair market value at future dates of grant. On March 21, 2001, the last reported sales price of UNOVA Common Stock was $3.30 per share.

Approval of the 2001 Plan by the shareholders is necessary to assure that shares of UNOVA Common Stock issued under the 2001 Plan will meet all requirements of the New York Stock Exchange for purposes of approval for listing on that Exchange. In addition, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations thereunder, the shareholders of UNOVA must approve the terms of the 2001 Plan, including the eligibility criteria, the basis for determining the maximum amount of any award which may be granted under the 2001 Plan, and the business criteria upon which "Performance Goals" set forth therein are based, in order for awards under the 2001 Plan to be eligible for exemption from the limits on deductibility of executive compensation set forth in Section 162(m) of the Code. This Code section generally limits to $1 million UNOVA's federal income tax deductions for individual compensation, except for "performance-based compensation" as that term is defined in Section 162(m), paid to the Chief Executive Officer or any of the other four most highly compensated executive officers (collectively, the "Named Executive Officers"). Awards in the form of stock options and stock appreciation rights ("SARs") granted at an exercise price or initial value not less than the fair market value of the stock subject thereto on the date of grant are deemed, assuming the other requirements of Section 162(m) are met, to be performance-based and thus not subject to the limit on deductibility set forth in Section 162(m). All stock options and SARs which may be granted under the 2001 Plan will have an exercise price or initial value not less than the fair market value of UNOVA Common Stock on the date of grant.

The 2001 Plan also permits the grant of awards in the form of restricted stock ("Restricted Stock") subject to the terms set forth below. The 2001 Plan provides that the Compensation Committee may, but shall not be required to, condition the vesting of Restricted Stock upon the achievement of preestablished Performance Goals which shall be based on the attainment of a specified level of one or any combination of the following: business operating profit, cash value added, return on capital utilized, return on tangible equity, return on equity, return on assets, return on capital, cash flow, revenue growth, or return on revenue of UNOVA or any business unit thereof within which the participant is primarily employed, or that are based in whole or in part on specified levels of earnings per share or diluted earnings per share of UNOVA or that are based in whole or in part on a level or levels of increase in the market price of the Common Stock. It is expected that, in the case of any of the Named Executive Officers (i) an award in the form of Restricted Stock, the vesting of which is conditioned upon the attainment of a predetermined Performance Goal or Goals, will qualify for the performance-based exemption under Section 162(m) of the Code and (ii) an award in the form of Restricted Stock, the vesting of which is conditioned only upon the continued service of the participant, will not so qualify.

As of March 15, 2001, options to purchase 3,456,900 shares of Common Stock and 409,585 shares of Restricted Stock were outstanding under the UNOVA, Inc. 1999 Stock Incentive Plan, and 617,515 shares were available for the issuance of future awards under such plan. Additional shares of Common Stock may become available for awards under such plan as a result of forfeitures of options following an optionee's termination of employment. It is anticipated that the Compensation Committee will continue to utilize available shares under the 1999 Stock Incentive Plan for stock-based awards.

Description of the 2001 Plan.

The full text of the 2001 Plan is set forth as Exhibit B to this proxy statement and should be referred to for a complete description of its provisions. The following summary of provisions of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan.

Stock Available for the Plan; Certain Limitations on Grants of Awards.  The 2001 Plan provides that the total number of shares available for grant shall be 1,000,000 shares of UNOVA Common Stock. No more than 30% of the shares of Common Stock available for grant under the 2001 Plan as of the first day of any fiscal year during which the 2001 Plan is in effect may be utilized in that fiscal year for awards in the form of Restricted Stock. In each calendar year, no individual may be granted awards under the 2001 Plan covering more than 250,000 shares of UNOVA Common Stock.

If an award granted under the 2001 Plan expires, terminates, or lapses for any reason, without the issuance of shares of Common Stock thereunder, such shares will again be available under the 2001 Plan.

In the event of a merger, reorganization, consolidation, recapitalization, or spinoff, stock dividend, stock split, or other distribution of stock or property with respect to the UNOVA Common Stock, or any other similar event, the Board or its Compensation Committee shall make such adjustments in the aggregate number and kind of shares reserved for issuance, the maximum number of shares that can be granted to any participant in any single year, the number of shares covered by outstanding awards, and the exercise prices specified therein and make such other equitable adjustments as may be determined to be appropriate.

Administration.  The 2001 Plan provides that the Compensation Committee consist of at least two directors of UNOVA. The Compensation Committee is authorized to select participants in the 2001 Plan and to determine the terms and conditions of any award thereunder. The Compensation Committee also has authority to adopt, alter, and repeal administrative rules, guidelines, and practices, and to interpret the terms and provisions of the 2001 Plan and any award issued thereunder.

Subject to the requirements of any applicable law or regulation, or rule of a stock exchange, the Compensation Committee may allocate its responsibilities to one or more of its members or delegate its powers to any person selected by it; provided, however, that the Committee may not delegate its power if such delegation would cause an award to lose exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or Section 162(m) of the Code.

Amendment and Termination.  The 2001 Plan will terminate on May 8, 2011. Under the 2001 Plan, options to purchase Common Stock or other awards granted and outstanding as of the date the 2001 Plan terminates are not affected or impaired by such termination.

The Board may amend, alter, or discontinue the 2001 Plan in such respects as the Board may deem advisable; but no such amendment, alteration, or discontinuation may be made without shareholder approval to the extent such approval is required by law or agreement. No such amendment, alteration, or discontinuation may impair the rights of participants under outstanding awards without the consent of the participants affected thereby and no such amendment may: (1) increase, other than by operation of the antidilution clauses contained in the 2001 Plan, the number of shares of Common Stock available for the grant of awards under the 2001 Plan or alter the maximum number of shares available for the grant of awards in the form of Restricted Stock; (2) modify the criteria for eligibility to participate in the 2001 Plan or the nature of the awards which may be granted under the 2001 Plan; (3) alter the provision requiring that all stock options be granted at an exercise price not less than the fair market value of the Common Stock on the date of grant; (4) alter the provisions of the 2001 Plan which preclude the lowering of the exercise price of stock options (other than pursuant to the antidilution provisions) or substituting for outstanding options new options having a lower exercise price; and (5) alter the provisions of the 2001 Plan with respect to minimum vesting schedules relating to awards in the form of Restricted Stock.

Pricing and Exercise of Options.  The exercise price of a stock option granted under the 2001 Plan to be paid by a participant, which may not be less than the fair market value of the Common Stock on the date of grant, is determined by the Compensation Committee and will be set forth in a stock option agreement between UNOVA and the participant. Under the 2001 Plan, the exercise price of a stock option is payable (i) in cash or (ii) by the delivery to UNOVA, at the fair market value on the date on which the stock option is exercised, of shares of unrestricted UNOVA Common Stock already owned by the optionee for at least six months or purchased in the open market.

Stock Appreciation Rights.  The 2001 Plan authorizes the Compensation Committee to grant SARs in connection with all or part of any stock option. A SAR entitles its holder to receive from UNOVA, at the time of exercise of such right, an amount equal to the excess of the fair market value (determined in accordance with procedures to be established by the Compensation Committee) at the date of exercise of a share of Common Stock over the exercise price of the related stock option multiplied by the number of shares as to which the holder is exercising the SAR. The amount payable may be paid by UNOVA in Common Stock (valued at its fair market value on the date of exercise), cash, or a combination of Common Stock and cash, as the Compensation Committee may determine, which determination may be made after considering any preference expressed by the holder. To the extent a SAR is exercised, any related stock option will be canceled and, to the extent the related option is exercised, the SAR will be canceled.

Incentive Stock Options.  Incentive stock options within the meaning of Section 422 of the Code ("ISOs") may be granted at the discretion of the Compensation Committee under the 2001 Plan. No term of the 2001 Plan relating to ISOs may be interpreted and no authority may be exercised so as to disqualify the 2001 Plan under Section 422 of the Code.

Exercisability of Options and SARs.  Stock options and SARs will become exercisable in installments or a lump sum as determined by the Compensation Committee and will become fully exercisable upon a Change of Control as that term is defined in Section 8 of the 2001 Plan included as Exhibit B to this proxy statement. (The definition of a "Change of Control" in the 2001 Plan is substantially identical to the definition of Change of Control described on page 18 under the caption "Change of Control Employment Agreements".) If a participant's employment by UNOVA or its subsidiaries is terminated for any reason other than death, disability, or retirement, such participant may exercise a stock option or SAR to the extent then exercisable, or on such accelerated basis as the Compensation Committee may determine, within the period ending on the earlier of three months after such termination or the date the stock option or SAR expires in accordance with its terms; provided, however, that if the optionee dies within such three-month period, any unexercised stock option or SAR held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable, to the extent it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such stock option or SAR, whichever period is shorter. SARs will become fully exercisable and vested upon a Change of Control. Provisions relating to exercisability of stock options following termination of employment by reason of death, disability, or retirement are set forth in paragraphs (f) through (h) of Section 5 of the 2001 Plan set forth as Exhibit B to this proxy statement.

The right of any participant to exercise a stock option may not be transferred in any way other than (i) by will or the laws of descent and distribution or (ii) in the case of a stock option which is not an ISO, pursuant to a gift to a member of optionee's family, whether directly or indirectly or by means of a trust or partnership or otherwise. All stock options are exercisable by a participant (or such a donee) during his or her lifetime only by the optionee or any guardian or legal representative or permitted transferee.

Awards of Restricted Stock.  The 2001 Plan also permits the Compensation Committee to grant shares of Restricted Stock to a participant subject to the terms and conditions imposed by the Compensation Committee. Each certificate for Restricted Stock will be evidenced in such manner as the Compensation Committee may deem appropriate, including book entry registration or issuance of one or more certificates registered in the name of the participant. The Compensation Committee may require that such certificate be legended and deposited with UNOVA. There will be established for each award of Restricted Stock a restriction period of such length as is determined by the Compensation Committee. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as described below, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Compensation Committee may impose, the participant will have all the rights of a holder of Common Stock as to such Restricted Stock including, if applicable, the right to vote the shares and the right to receive any dividends. Except as provided by the Compensation Committee at the time of grant or otherwise, upon a termination of employment for any reason during the restriction period, all shares still subject to restriction are forfeited by the participant. The 2001 Plan provides that in the case of an award of Restricted Stock, the vesting of which is conditioned only upon the continued service of the participant, such award will not vest earlier than the first, second, and third anniversaries of the date of grant thereof, on each of which dates a maximum of one-third of the shares subject to the award may vest. In the case of an award of Restricted Stock the vesting of which is conditioned upon the attainment of a specified Performance Goal or Goals, such award will not vest earlier than the first anniversary of the date of grant thereof. Upon a Change of Control any restrictions upon Restricted Stock will lapse and such Restricted Stock will become fully vested and transferable.

Withholding Taxes.  Not later than the date an amount becomes includible in a participant's taxable gross income for federal income tax purposes with respect to an award, the participant will pay to UNOVA any taxes required to be withheld. An employee may satisfy the minimum statutory tax withholding requirement by delivering already-owned shares of UNOVA Common Stock or applying shares to which the employee is entitled as a result of the exercise of a stock option or the termination of the restriction period with respect to any shares of Restricted Stock awarded under the 2001 Plan.

Certain Federal Income Tax Consequences.

The discussion which follows is a summary, based on current law, of some of the significant federal income tax considerations relating to awards under the 2001 Plan.

Nonqualified Stock Options.  A participant will not realize income at the time a Nonqualified Stock Option ("NQSO") is granted. An NQSO is any stock option which is not an ISO. Upon exercise, where the exercise price is paid in cash, the participant will realize ordinary income in the amount by which the fair market value of the stock acquired on the exercise date exceeds the exercise price. UNOVA will generally be allowed a deduction in the year of exercise equal to the amount of income realized by the participant. When the shares are subsequently sold, any amount recognized in excess of the market value on the exercise date will be reportable as short-term or long-term capital gain, as appropriate, or, if the amount realized is less than the market value of the shares at the time of exercise, any loss recognized will be reportable as short-term or long-term capital loss, as appropriate.

If the exercise price of an NQSO is paid in whole or in part with already owned shares of UNOVA Common Stock, the participant's tax basis in, and holding period for, the old shares will carry over to the same number of shares received upon exercise on a share-for-share basis, and the participant will not recognize compensation income with respect to such shares received. The fair market value of the additional shares received will constitute compensation taxable to the participant as ordinary income. The tax basis for the additional shares received will equal their fair market value as so determined, and their holding period will begin on the day after the date as of which such fair market value is determined. UNOVA will generally be entitled to a tax deduction equal to the compensation income recognized by the participant.

Incentive Stock Options.  A participant will not realize income at the time a stock option which is an ISO is granted, nor will the participant realize income upon exercise of an ISO, whether the participant makes payment in cash or in whole or in part with already owned shares of UNOVA Common Stock (except under certain circumstances described below). However, the spread at exercise will constitute an item includible in the participant's alternative minimum taxable income and thereby may subject the optionee to the alternative minimum tax.

If shares acquired upon exercise of a stock option which is an ISO are not disposed of by the participant within two years from the date of grant of the stock option or within one year after the transfer of such shares to the participant (the "ISO Holding Period"), then (i) no amount will be reportable as ordinary income with respect to such shares by the recipient, and (ii) UNOVA will not be allowed a deduction in connection with such stock option or the Common Stock acquired pursuant thereto. If a sale of such Common Stock occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss.

A "disqualifying disposition" will result if shares acquired upon the exercise of an ISO (except in the case of the exercise of a decedent's ISO as described in the second following paragraph) are sold before the ISO Holding Period has expired. In such case, at the time of disposition ordinary income will be recognized in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on disposition. If the amount realized is less than the exercise price, then no ordinary income will be recognized and the recognized loss will be reportable as short-term or long-term capital loss, as appropriate. Any amount recognized in excess of the market value on the date of exercise will be reportable as a short-term or long-term capital gain, as appropriate. In addition, in these circumstances there may be an adjustment in the calculation of the participant's alternative minimum tax. UNOVA will generally be allowed a deduction in the year in which the "disqualifying disposition" occurs equal to the ordinary income recognized.

The general rules discussed above are modified if the participant disposes of the shares of Common Stock in a "disqualifying disposition" in which a loss, if sustained, would not be recognized by the participant. Such dispositions include gifts or sales to related parties (defined, for example, to include members of the participant's family and corporations in which the participant owns a majority of the equity interest). The participant in such a situation would recognize ordinary income equal to the difference between the exercise price of the shares and the fair market value of the shares on the date of exercise. Thus, the amount of ordinary income recognized would not be limited by the price at which the shares were actually sold by the participant.

In the event of a participant's retirement or other termination of employment, other than by reason of permanent and total disability or death, an ISO must be exercised within three months of such termination in order to be eligible for the tax treatment for ISOs described above (provided that the ISO Holding Period requirements are met). If a participant terminates employment by reason of permanent and total disability, the ISO will be eligible for such treatment if it is exercised within one year of termination of employment (provided that the ISO Holding Period requirements are met). In the event of a participant's death, the ISO will be eligible for such treatment if it is exercised by the participant's legatees, personal representatives, or distributees, provided death occurred (i) while the participant was employed, (ii) within three months of termination of employment, or (iii) within the one-year period following the date of termination by reason of permanent and total disability. The Common Stock acquired pursuant to the exercise of an ISO following a participant's death need not be held for the ISO Holding Period. When such shares are sold, the amount realized in excess of the exercise price will be reported as long-term or short-term capital gain, as appropriate. Moreover, if the amount realized is less than the exercise price, any loss will be reportable as a short-term or long-term capital loss, as appropriate, and UNOVA will not be allowed any deduction in connection with the sale of such shares. Short-term or long-term capital gain or loss treatment will be determined based on whether the shares have been held more than one year, beginning on the date following the exercise date.

If the exercise price of an ISO is paid in whole or in part with already owned shares of UNOVA Common Stock, other than ISO shares which do not satisfy the ISO Holding Period, any appreciation or depreciation in the value of the old shares after their acquisition date will not be recognized for tax purposes as a result of such payment. The participant's tax basis in, and holding period for, the old shares surrendered will carry over to the same number of the shares received upon exercise of the ISO on a share-for-share basis. Common Stock received in excess of the shares surrendered will have a tax basis equal to the amount of the exercise price that is paid in cash (if any), and the holding period for the new shares will begin on the date of exercise. After the exercise, both the already owned shares and the additional shares acquired will constitute ISO shares.

Stock Appreciation Rights.  No income will be realized by a participant when a SAR is granted. Upon exercise, the holder of a SAR will recognize as ordinary income the amount of cash and/or the fair market value of any UNOVA Common Stock received and UNOVA will generally be allowed a deduction in the year of exercise equal to such income. Any shares of Common Stock received upon exercise of a SAR will have a tax basis equal to their fair market value on the date received.

Restricted Stock.  A participant who is granted Restricted Stock may make an election pursuant to Section 83(b) of the Code (a "Section 83(b) election") to have the grant taxed as compensation income at the date of receipt with the result that any future appreciation (or depreciation) in the value of the shares of Common Stock granted will be taxed as capital gain (or loss) upon a subsequent sale of the shares. However, if the participant does not make a Section 83(b) election, then the grant will be taxed as compensation income at the fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividend paid on Restricted Stock is compensation income to the participant. Subject to the limitations of Section 162(m), if applicable, UNOVA is generally entitled to an income tax deduction for any amounts which are taxed as compensation income to the participant.

Certain Federal Securities Laws.

Executive officers and directors of UNOVA are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act upon acquisitions and dispositions of shares of UNOVA Common Stock. Resales of shares of Common Stock acquired under the 2001 Plan by any person who has a control relationship with UNOVA are restricted under the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder, including Rule 144.

New Plan Benefits.

Inasmuch as awards under the 2001 Plan will be granted at the sole discretion of the Compensation Committee or its delegate and inasmuch as Performance Goal criteria, to the extent applicable to any awards, may vary from year to year and from participant to participant, future benefits under the 2001 Plan are not determinable. Awards granted during 2000, however, to the Named Executive Officers under UNOVA's 1999 Stock Incentive Plan (a predecessor plan under which stock options were or may be granted) are shown in the table entitled "Option Grants in Last Fiscal Year" on page 16. All current executive officers as a group (including the Named Executive Officers) were granted options to purchase an aggregate of 850,000 shares of Common Stock during 2000 with a weighted average exercise price of $4.34 per share and an aggregate grant date value of $1,887,071. All current employees who are not executive officers as a group were granted an aggregate of 1,137,500 stock options during 2000 with a weighted average exercise price of $4.98 per share and an aggregate grant date value of $2,815,591. The grant date value of stock options was determined using the Black-Scholes model. In addition, an aggregate of 300,000 shares of Restricted Stock with a market value of $2.4 million on the date of grant was granted to non-officer employees during 2000.

The Board of Directors recommends that you vote FOR approval of the UNOVA, Inc. 2001 Stock Incentive Plan.

INFORMATION REGARDING EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

For the Chief Executive Officer and the four other executive officers of UNOVA as of December 31, 2000, who received the highest compensation for services rendered to UNOVA with respect to 2000, the following table sets forth information concerning compensation paid to these individuals for the periods indicated. The principal positions listed in the table are those held by the individuals named in the table at the end of 2000, except for Robert G. O'Malley, who resigned as a Senior Vice President of UNOVA on June 30, 2000. Information concerning the compensation of Mr. O'Malley is included in the table since, but for the fact that he was not an executive officer on December 31, 2000, his compensation for 2000 would have caused him to be one of the five most highly compensated executive officers at year-end. The six individuals named in the table are sometimes referred to in this proxy statement as the "Named Executive Officers."

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($)		Bonus ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($) (a)

Larry D. Brady	2000	600,028		-0-				250,000	284,997
President; Chief	1999	242,308		600,000	(b)	1,407,488	(c)	430,000	53,301
Executive Officer since September 14, 2000

Alton J. Brann	2000	735,020		-0-				-0-	8,315
Chairman of the Board;	1999	735,020		323,409				100,000	8,704
Chief Executive Officer until September 14, 2000	1998	717,522		680,750				125,000	17,892

Michael E. Keane	2000	315,000		-0-				125,000	79,100
Senior Vice President and	1999	307,500		108,240				60,000	8,832
Chief Financial Officer	1998	287,500		213,950				80,000	15,673

James A. Herrman	2000	246,012		53,097				115,000	84,758
Senior Vice President;	1999	174,798		166,408				30,000	1,800
Group Executive for the Lamb operations of Industrial Automation Systems	1998	162,269		158,790				20,000	1,800

Daniel S. Bishop	2000	257,500		-0-				100,000	1,850
Senior Vice President and General Counsel	1999	62,500		70,000				105,000	54,421

Robert G. O'Malley	2000	261,545	(d)	-0-				-0-	223,776
Senior Vice President of UNOVA and President of Intermec Technologies Corporation ("Intermec") until June 30, 2000	1999	200,005		400,000				226,000	30,004

(a)
Included in this column for 2000 are the following: (i) present value costs of UNOVA's portion of the 2000 premium for split-dollar life insurance for Mr. Brann of $2,240, for Mr. Keane of $606, for Mr. Herrman of $971, and for Mr. O'Malley, $1,669; (ii) the amount of $6,465 representing premiums paid by UNOVA with respect to the participation of Mr. Brann and his dependents in UNOVA's

  Executive Medical Plan and the amount of $70,484 paid as a lump sum to Mr. Keane as the present value of his benefits under such plan in connection with the termination of the Executive Medical Plan; (iii) the amount of $6,160 representing interest imputed and taxable to Mr. Keane in connection with his participation in UNOVA's executive incentive loan program; (iv) UNOVA's matching contributions of $1,850 made to the respective accounts of the Named Executive Officers other than Mr. O'Malley under UNOVA's 401(k) plan; (v) the amounts of $283,147, $81,937, and $73,542 paid, respectively, to Messrs. Brady, Herrman, and O'Malley as relocation allowances in accordance with moves they made to accept new assignments with UNOVA or its subsidiaries; (vi) the amount of $10,000 paid to Mr. O'Malley by Intermec pursuant to an executive flexible benefits plan; and (vii) the amount of $138,465 paid to Mr. O'Malley in connection with the termination and release of certain undertakings by Intermec and Mr. O'Malley relating to his employment by Intermec.

(b)
Represents a bonus paid to Mr. Brady upon commencement of his employment by UNOVA to serve as an inducement to Mr. Brady to accept such employment.

(c)
The amount shown in the table is the market value of the Restricted Stock (without regard to the restrictions on transfer) on the date of its grant to Mr. Brady, August 2, 1999. At December 31, 2000, Mr. Brady held 73,057 shares of Restricted Stock having a market value on that date of $271,772. Mr. Brady is entitled to vote these shares of Restricted Stock and to receive any dividends declared and paid thereon. The vesting schedule applicable to these shares of Restricted Stock granted in 1999 was amended in 2000 so that restrictions on 36,528 of the shares originally granted expired on August 2, 2000; restrictions on an additional 36,528 of such shares will expire on August 2, 2001; and restrictions on the remaining 36,529 of such shares will expire on August 2, 2002. However, such restrictions would lapse immediately upon termination of Mr. Brady's employment by reason of his death or disability, or upon the occurrence of a Change of Control of UNOVA.

(d)
Represents salary paid for the period from December 31, 1999, through July 14, 2000, when Mr. O'Malley resigned from his employment with Intermec.

STOCK OPTION INFORMATION

The following table shows stock option grants with respect to shares of UNOVA Common Stock under the UNOVA, Inc. 1999 Stock Incentive Plan to the Named Executive Officers during the 2000 fiscal year:

Option Grants in Last Fiscal Year

	Individual Grants

Name	Number of Securities Underlying Options Granted (#) (a)		Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date	Grant Date Value ($) (b)

Larry D. Brady	23,866	(c)	1.2130%	4.1900	11/17/2010	68,136
	226,134	(d)	11.4935%	4.1900	11/17/2010	645,598

Alton J. Brann	-0-		-0-	-0-	-0-	-0-

Michael E. Keane	23,866	(c)	1.2130%	4.1900	11/17/2010	68,136
	101,134	(e)	5.1402%	4.1900	11/17/2010	288,731

James A. Herrman	3,707	(f)	0.1884%	12.8125	5/11/2010	32,992
	11,293	(g)	0.5740%	12.8125	5/11/2010	100,508
	14,692	(c)	0.7467%	4.1900	11/17/2010	41,945
	85,308	(h)	4.3359%	4.1900	11/17/2010	243,549

Daniel S. Bishop	20,000	(c)	1.0165%	4.1900	11/17/2010	57,099
	80,000	(i)	4.0661%	4.1900	11/17/2010	228,395

Robert G. O'Malley	-0-		-0-	-0-	-0-	-0-

(a)
All options granted to the Named Executive Officers were granted at the prevailing market price of UNOVA Common Stock on the date of the grant. These options permit (i) payment of the exercise price by the surrender of shares of UNOVA Common Stock having a fair market value equal to the exercise price and owned by the optionee for at least six months or purchased in the open market and (ii) payment of the minimum statutory withholding tax by delivering already owned shares of Common Stock or by applying shares otherwise issuable upon exercise. All such options become immediately exercisable upon the occurrence of certain events resulting in a Change of Control of UNOVA, and accelerated vesting schedules become applicable in the event of the death of the optionee while in the employ of UNOVA. Change of Control has the meaning described on page 18.

(b)
The Black-Scholes model was used to determine the grant date value of UNOVA stock options. This method requires the use of assumptions that affect the computation of the option's grant date value. The following assumptions were used to value the options in this table: a volatility factor of 49.39% for UNOVA Common Stock, determined from historical stock price fluctuations, a 5.74% weighted average risk-free interest rate determined from market information prevailing on the grant dates, an expected option life of ten years, and a zero cash dividend rate. No adjustments were made for the nontransferability or risk of forfeiture of the stock options. There is no assurance that these assumptions will prove true in the future. The actual value of the options depends on the market price of the UNOVA Common Stock at the date of exercise, which may vary from the theoretical value indicated in the table.

(c)
Incentive stock options. These options become exercisable on November 17, 2005.

(d)
Nonqualified stock options. These options become exercisable in four equal annual installments of 50,000 shares each on November 17, 2001 to 2004 and in one installment of 26,134 shares on November 17, 2005.

(e)
Nonqualified stock options. These options become exercisable in four equal annual installments of 25,000 shares each on November 17, 2001 to 2004 and in one installment of 1,134 shares on November 17, 2005.

(f)
Incentive stock options. These options become exercisable in one installment of 707 shares on May 11, 2004 and one installment of 3,000 shares on May 11, 2005.

(g)
Nonqualified stock options. These options become exercisable in three equal annual installments of 3,000 shares each on May 11, 2001 to 2003 and in one installment of 2,293 shares on May 11, 2004.

(h)
Nonqualified stock options. These options become exercisable in four equal annual installments of 20,000 shares each on November 17, 2001 to 2004 and in one installment of 5,308 shares on November 17, 2005.

(i)
Nonqualified stock options. These options become exercisable in four equal annual installments of 20,000 shares each on November 17, 2001 to 2004.

The following table provides information with respect to options to purchase UNOVA Common Stock exercised by the Named Executive Officers during 2000 and year-end option values:

Aggregated Option Exercises in Last
Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2000 (#)		Value of Unexercised In-the-Money Options at December 31, 2000 ($)
	Shares Acquired on Exercise (#)
		Value Realized ($)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Larry D. Brady	-0-	-0-	86,000	594,000	-0-	-0-

Alton J. Brann	-0-	-0-	350,000	375,000	-0-	-0-

Michael E. Keane	-0-	-0-	119,000	271,000	-0-	-0-

James A. Herrman	-0-	-0-	32,000	163,000	-0-	-0-

Daniel S. Bishop	-0-	-0-	21,000	184,000	-0-	-0-

Robert G. O'Malley	-0-	-0-	-0-	-0-	-0-	-0-

In addition to options to purchase UNOVA Common Stock, Michael E. Keane held options ("Litton Options") during 2000 to purchase shares of the common stock of Litton Industries, Inc. ("Litton") granted to him prior to the spinoff of Western Atlas, Inc. (the predecessor of UNOVA, herein called "Western Atlas") by Litton in 1994 (the "Litton Spinoff") and adjusted in accordance with a formula into options to purchase shares of both Western Atlas and Litton at the time of the Litton Spinoff. For purposes of vesting and exercisability of these options, service with UNOVA is regarded as service with Litton.

During 2000 Mr. Keane exercised Litton Options to purchase 5,000 shares of Litton Common Stock for which he realized a gain of $193,552. This value represents the difference between the exercise price and the fair market value of the Litton Common Stock on the date of exercise. At December 31, 2000, Mr. Keane held exercisable but unexercised Litton Options to purchase 9,000 shares. No other Named Executive Officer held Litton Options during 2000.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

Messrs. Brady, Brann, Keane, Herrman, and Bishop, and certain additional officers of UNOVA have entered into change of control employment agreements with UNOVA (collectively, the "Agreements"). The Agreements are operative only upon the occurrence of a Change of Control, which includes substantially those events described below. Absent a Change of Control, the Agreements do not require UNOVA to retain the executives or to pay them any specified level of compensation or benefits.

Generally, under the Agreements, a Change of Control is deemed to have occurred if: (a) a majority of the Board becomes composed of persons other than persons for whose election proxies have been solicited by the Board, or other than persons who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 30% of UNOVA's outstanding voting stock, other than as a result of a repurchase by UNOVA of its voting stock; (c) the approval by the shareholders of UNOVA of a merger, reorganization, consolidation with another party (other than certain limited types of mergers), or sale or other disposition of all or substantially all of UNOVA's assets; or (d) the shareholders approve the liquidation or dissolution of UNOVA.

The Agreements generally provide that for three years after a Change of Control, there will be no adverse change in the executive's salary, bonus opportunity, benefits, or location of employment. If, during this period following a change, the executive's employment is terminated by UNOVA other than for cause, or if the executive terminates his or her employment for good reason, as such terms are defined in the Agreements (including compensation reductions, demotions, relocation, and requiring excessive travel), or voluntarily during the 30-day period following the first anniversary of a Change of Control which results in a change in the composition of a majority of UNOVA's Board of Directors (or, if later, the first anniversary of such change in the composition of the Board) the executive is entitled to receive an accrued salary and annual incentive payment through the date of the termination and, except in the event of death or disability, a lump-sum severance payment equal to three times the sum of the executive's base salary and annual bonus (and certain pension, insurance, and other welfare plan benefits). Further, an additional payment is required in such amount that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no Federal excise tax had been imposed. In the event of termination of employment by reason of death or disability or for cause, the Agreements terminate and the sole obligation of UNOVA is to pay any amounts previously accrued under the Agreements.

Change of control employment agreements with certain other officers at the level of Vice President have terms not as favorable as those described above--for example, the term of employment following a Change of Control is two, rather than three, years.

RETIREMENT BENEFITS

The FSSP and Related Retirement Plan.

Messrs. Brady, Brann, Keane, Herrman, and Bishop participate in UNOVA's Financial Security and Savings Program (the "FSSP"), a defined contribution plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Participation in the FSSP is generally available to employees of UNOVA located in the United States.

A participant in the FSSP may elect to defer from 2% to 18% of his or her covered compensation for investment in the trust established under the FSSP, but the maximum amount which the employee may contribute to the FSSP for any calendar year is limited by provisions of the Code including a limit on the maximum amount, as adjusted for inflation, which may be contributed to plans qualified under Section 401(k) of the Code (the "401(k) Maximum Amount"), which was $10,500 for 2000 and is the same amount for 2001. Deposits of 2% to 4% of the participant's compensation are considered to be the FSSP Retirement Fund and are invested by the FSSP Investment Committee, while deposits in excess of 4% are invested in one or more investment funds, as designated by the participant.

UNOVA adds to the investment fund account of an FSSP participant an amount (not to exceed 2% of the participant's compensation) equal to 50% of the participant's deposits in excess of 4% of his or her covered compensation. In the case of employees who are classified as highly compensated pursuant to applicable Treasury releases (those earning over $85,000 for 2000 and 2001), such employees' permissible contributions may be reduced further and the amount of the employer's matching contributions may be limited if certain nondiscrimination tests set forth in the Code are not achieved. A participant is entitled to receive his or her entire FSSP account, to the extent it has become vested, upon retirement or earlier termination of employment with UNOVA.

Benefits under the FSSP are intended to supplement benefits under the UNOVA Pension Plan ("UPP"), which is a defined benefit plan. Although deposits to the FSSP do not comprise part of the pension plan trust (except for transfers of assets made at the request of a participant in connection with a distribution, as described below), the extent of an employee's participation in the Retirement Fund of the FSSP will affect the amount of such employee's benefit under the UPP. The employee's contribution to the FSSP of 2% to 4% of his or her covered compensation causes the employee (if eligible to participate in the UPP) to become eligible to accrue benefits under the UPP. Covered compensation for purposes of both the UPP and the FSSP Retirement Fund is aggregate cash compensation including bonuses and commissions. In the case of the Named Executive Officers, maximum covered compensation for purposes of the FSSP Retirement Fund is $170,000 for 2000 and 2001 pursuant to provisions of the Code.

The amount of a participant's annual pension benefit at his or her normal retirement date (generally age 65) under the UPP is the higher of (i) 60% of the participant's deposits to the Retirement Fund of the FSSP (during the entire period of his or her employment) or (ii) 85% of such deposits minus 75% of the participant's estimated Social Security primary benefit at age 65 with adjustments in the amount of the benefit to take into account factors such as age at retirement, degree of vesting, and form of benefit selected. In the case of UNOVA employees who transferred directly from Western Atlas to UNOVA, contributions to the Retirement Fund or the similar plan sponsored by Western Atlas will be included in the computation of a participant's total deposits for purposes of the formula set forth above. The annual pension benefit at normal retirement age is reduced by the actuarial equivalent of lump sum distributions made (at the request of the participant) of the participant's Retirement Fund account in the FSSP. Should a participant wish to receive the entire benefit described in the formula set forth above, the participant may direct that his or her Retirement Fund balance, consisting of deposits with earnings, be transferred to the pension plan trust.

Restoration Plan.

The limitations in the Code establishing the 401(k) Maximum Amount cause certain participants in the FSSP to lose employer-provided benefits which they could otherwise have derived from the deposit of a full 8% of their covered compensation to the FSSP. Consequently, UNOVA has adopted a noncontributory and unfunded plan (the "Restoration Plan") designed to restore the approximate amount of lost employer-provided benefits to those employees who participate in the FSSP to the fullest extent permitted by the applicable Code provisions but who are unable (as a result of the 401(k) Maximum Amount limitation) to contribute 8% of their compensation to the FSSP. Such lost employer-provided benefits which are restored under this plan consist of (i) all or part of the 50% matching contribution to the investment fund account of the FSSP participant and (ii) except in the case of Messrs. Brady and Brann, who have supplemental retirement agreements with UNOVA (as described below), a portion of the full benefit under the UPP if the participant's contributions to the FSSP Retirement Fund are limited to less than 4% of his or her compensation. Amounts that would have been deposited to the employee's Retirement Fund account by the employee and to his or her investment fund account by UNOVA are projected with interest to the participant's normal retirement date. Based upon these amounts, the participant's lost benefits from the UPP and lost employer contributions to the investment fund are determined and converted to, and payable upon the participant's retirement as, a single life annuity if the participant is unmarried at such time or as a 100% joint and survivor annuity if the participant is then married. No retirement benefit is payable under the Restoration Plan until the retired employee has reached the age of 62.

Certain Supplemental Retirement Arrangements.

In addition to the FSSP, the UPP, and the Restoration Plan, UNOVA provides certain noncontributory and unfunded supplemental arrangements designed to provide additional retirement benefits to officers and other key employees. These supplemental retirement arrangements comprise the following: the Supplemental Executive Retirement Plan, a Supplemental Executive Retirement Agreement between UNOVA and Mr. Brann (the "Brann Supplemental Agreement"), and a Supplemental Executive Retirement Agreement between UNOVA and Mr. Brady (the "Brady Supplemental Agreement"). As explained below, the benefit formulas and vesting schedules under each of these arrangements are different, but all of the supplemental retirement arrangements have the following features in common:

  •

  Each such arrangement is noncontributory and unfunded.

  •

  Covered compensation under each of these supplemental arrangements is cash compensation (including salary deferred under Section 125 or Section 401(k) of the Code and under any deferred compensation plan sponsored by UNOVA) and bonuses, which are deemed to have been paid in equal monthly installments during the fiscal year or other period for which the bonuses were awarded. Covered compensation does not include extraordinary items such as compensation recognized upon exercise of employee stock options or bonuses paid for the accomplishment of a particular non-ordinary course transaction or circumstance designated as such by the Compensation Committee. Covered compensation for the Named Executive Officers would generally be the sum of the amounts shown in the first two columns of the Summary Compensation Table.

  •

  All supplemental arrangements provide certain benefits in the event of the death or disability of the participant as well as special survivors' benefits payable to specified beneficiaries upon the occurrence of the death of the participant while employed by UNOVA prior to age 62.

  •

  All supplemental retirement arrangements provide that in the event of a Change of Control of UNOVA, the participant will be entitled to a lump sum payment of the retirement benefit which would have been payable to the participant at the later of the age of 62 or the actual age of the participant at the time of the Change of Control, unless the Committee which administers such arrangement determines to defer the payment of this amount.

Supplemental Executive Retirement Plan (the "SERP").

Messrs. Keane, Herrman, and Bishop participate in the SERP. Additional participants are designated by the Compensation Committee upon recommendation by the Chief Executive Officer. A participant in the SERP does not ordinarily vest in a retirement benefit until the participant has reached the age of 60 and has completed 15 years of service, and the participant may not ordinarily begin receiving a retirement benefit until the participant has reached age 62. Under this plan a participant's annual retirement benefit is the actuarial equivalent, as of the age of the participant at retirement, of the following computation: (a) 1.6% of "average earnings" of the participant up to $125,000 (which amount is adjusted annually for inflation and was $148,727 at January 1, 2001) plus (b) 2.2% of "average earnings" in excess of such amount, the sum of (a) plus (b) then being multiplied by the participant's number of years of service (not to exceed 25). Average earnings for purposes of this plan is the average amount of covered compensation received or deemed to have been received by the participant in the 3 periods of 12 consecutive months in which the participant's compensation was highest during the final 120 months of the participant's employment. (In March 2000 the SERP was amended to refer to such final 120 months; previously the relevant period had been 60 months.)

There will be offset from the retirement benefit computed in accordance with the previous paragraph the amount of benefits which the participant earned or could have earned under other retirement plans sponsored by UNOVA (the "Offset Amount") calculated as follows: the annual benefit payable under the UPP which represents the portion of the benefits under this plan deemed to have been provided by the employer's (as opposed to the employee's) contributions and any annual benefit under the Restoration Plan. The Offset Amount is based on the benefits which would have been received by the employee if he or she was eligible to participate and had participated at all times in the UPP to the maximum extent permitted (regardless of the degree of actual participation). For participants in the SERP who previously were eligible to participate in retirement plans sponsored by Litton or Western Atlas, the Offset Amount would include any benefits which would have been earned as an employer-paid benefit if they had fully participated in such Litton and Western Atlas plans. The amount of the participant's Social Security primary benefit at age 65 is also included in the Offset Amount.

For purposes of the SERP, as of March 15, 2001, Mr. Keane had 19 credited years of service, Mr. Herrman had 11 credited years of service, and Mr. Bishop had 23 credited years of service. The SERP was amended in 2000 to provide that credited years of service include years of service before, as well as after, a participant reaches the age of 40.

The following table indicates the approximate combined annual retirement benefit which would be received by a participant in the SERP representing the sum of (a) the employer-provided benefit under the UPP; (b) the benefit under the Restoration Plan; and (c) the benefit under the SERP based on retirement at age 65, full participation at all relevant times in the UPP, and election of a benefit in the form of a single life annuity. The table does not give effect to the offset of the participant's Social Security benefit.

Pension Plan Table

	Years of Service

Remuneration	15	20	25 or more

$400,000	$119,177	$158,903	$198,629
600,000	185,177	246,903	308,629
800,000	251,177	334,903	418,629
1,000,000	317,177	422,903	528,629
1,200,000	383,177	510,903	638,629

The Brann Supplemental Agreement.

If Mr. Brann retires on or after age 65 following 25 years of service, his annual benefit is 55% of his final average compensation, less the Offset Amount.

If Mr. Brann's employment terminates before he has attained the age of 65, then the factor of 55% referred to in the preceding paragraph is reduced in accordance with a schedule relating to age and length of service; however, payment of retirement benefits to Mr. Brann under the Brann Supplemental Agreement ordinarily may not commence until he reaches age 60. Any payments made before Mr. Brann attains the age of 62 will be reduced further from the amounts indicated on the benefit schedule at a rate of 6% per year. The term "final average compensation" for purposes of the Brann Supplemental Agreement has the same meaning as the term "average earnings" for purposes of the SERP as a result of an amendment to the Brann Supplemental Agreement similar to the amendment to the SERP described above.

The following table indicates the approximate annual combined benefit which would be received by Mr. Brann representing the sum of (a) the benefit under the UPP deemed to have been provided by the employer's contributions, and (b) the benefit under the Brann Supplemental Agreement, based on the following assumptions: (i) participation in the UPP (and predecessor plans) to the maximum extent permitted during the entire period of Mr. Brann's employment by UNOVA, Western Atlas, and Litton, (ii) retirement at age 65, and (iii) election of the benefit in the form of a single life annuity.

Pension Plan Table

	Years of Service

Remuneration	15	20	25 or more

$1,200,000	$420,000	$570,000	$660,000
1,400,000	490,000	665,000	770,000
1,600,000	560,000	760,000	880,000
1,800,000	630,000	855,000	990,000
2,000,000	700,000	950,000	1,100,000

Although the amount of such combined benefit would be reduced by Mr. Brann's Social Security primary benefit, the foregoing table does not give effect to such offset. Mr. Brann had 27 years of credited service under the Brann Supplemental Agreement as of March 15, 2001.

The Brady Supplemental Agreement.

The intent of the Brady Supplemental Agreement is that Mr. Brady will receive substantially the same retirement benefit he would have received had he remained in the employ of FMC Corporation, of which he was President until he retired from that position in 1999 to join UNOVA. Mr. Brady is fully vested in his benefits under the Brady Supplemental Agreement. At retirement, his aggregate benefit from the FMC Corporation retirement plans, any employer-provided benefit Mr. Brady may earn under the UPP, any benefit he may receive from the UNOVA Restoration Plan, and his benefit under the Brady Supplemental Agreement is intended to be substantially identical to the benefit provided by the formula set forth in the relevant FMC plans. There will be no offset of any Social Security benefit from Mr. Brady's retirement benefit under the Brady Supplemental Agreement.

This formula provides that a retiree is entitled to receive an annual benefit of (x) 1% of the retiree's Average Earnings up to the Social Security Covered Compensation Base plus (y) 1 1/2% of the retiree's Average Earnings in excess of the Social Security Covered Compensation Base multiplied by the retiree's years of service at age 65 up to 35 years of service plus (z) 1 1/2% of the retiree's Average Earnings multiplied by the retiree's expected years of service at age 65 in excess of 35 years of service, with the sum of (x), (y), and (z) being multiplied by the ratio of actual years of service to expected years of service at age 65. Years of service include the period of Mr. Brady's service with FMC Corporation. Average earnings means highest earnings for the 60 consecutive months during the 120-month period prior to the calculation of a retirement benefit. Social Security Covered Compensation Base means the average of the compensation and benefit bases under Section 320 of the Social Security Act for each year in the 35-year period ending with the year in which Mr. Brady attains Social Security retirement age as defined in the Code. If payment of Mr. Brady's retirement benefit under the Brady Supplemental Agreement commences before he has attained the age of 62, the benefit calculated on the basis of the formula set forth above will be reduced at the rate of 4% per year. Mr. Brady had 23 credited years of service at March 15, 2001.

The following table indicates the approximate combined annual benefit which would be received by Mr. Brady representing his aggregate retirement benefits under the FMC Corporation and UNOVA plans as described above assuming his retirement and commencement of benefits under these plans at age 65 and election of a benefit in the form of a single life annuity.

Pension Plan Table

	Years of Service

Remuneration	20	25	30	35

$600,000	$174,835	$218,544	$262,253	$305,962
800,000	234,835	293,544	352,253	410,962
1,000,000	294,835	368,544	442,253	515,962
1,200,000	354,835	443,544	532,253	620,962
1,400,000	414,835	518,544	622,253	725,962

INCENTIVE LOAN PROGRAM

As a form of additional incentive for its key employees, UNOVA provides loans to certain such employees located in the United States. Under such program, loans in the aggregate principal amount of $500,000 were outstanding at March 15, 2001, to two executive officers of UNOVA, as follows: Charles A. Cusumano, $225,000 and Michael E. Keane, $275,000. These loans are unsecured, currently bear interest at the rate of 4% per annum, and are payable on UNOVA's demand, but, in any event, not later than the earlier of (i) termination of the borrower's employment with UNOVA or any subsidiary thereof, or (ii) December 31, 2002. The foregoing amounts represent the largest amount of indebtedness of each such executive officer under such loan program outstanding since December 31, 1999. Charles E. Wolfbauer, who retired as a Vice President of the Company on July 11, 2000, holds a loan of $160,000 which has not become due and payable since Mr. Wolfbauer remains an employee of a subsidiary of UNOVA.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of UNOVA, Inc., is composed of outside directors of UNOVA and is responsible for, among other duties, developing the policies and procedures regarding executive compensation and setting the amounts of such compensation.

The compensation program presently in effect at UNOVA has three principal elements: (1) base annual salary, (2) potential annual cash incentive bonuses which are based primarily on the achievement by the Company or its relevant operating unit of pre-established performance goals, and (3) long-term incentives in the form of stock-based awards. The Committee believes that a significant portion of the total compensation of the Company's officers and other key employees should remain "at risk" and its payment should be contingent upon the achievement of pre-established performance goals. The Committee believes the emphasis on long-term incentives is a good practice in that it aligns executive compensation with shareholder value.

The Committee regularly retains a firm of independent compensation consultants to review the Company's overall compensation arrangements for senior officers and to make recommendations. Because there had been no change in the basic officer structure of the Company and because of the state of the Company's performance, the Committee determined that the base data provided by the independent compensation consultants for the prior year would be adequate to review the levels of compensation for 2000.

BASE ANNUAL SALARY

In considering appropriate adjustments, if any, to be made to base annual salaries for executive officers during the 2000 fiscal year, the Committee considered the executive salary analysis and the recommendations of Alton J. Brann, the Company's Chairman and former Chief Executive Officer. In his report to the Committee at its July 2000 meeting, Mr. Brann recommended that only one executive officer under review at the time, who had recently assumed additional responsibilities, receive an increase in base salary. Mr. Brann's recommendation was based on the following factors: (1) the conclusion that present salary levels of the executive officers were reasonable in comparison with those of companies in lines of business comparable to each business segment of UNOVA and (2) the circumstance that the Company's businesses, particularly in the Automation Data Systems segment, were not achieving their business plans for the year and were not demonstrating any improvement in operating results.

The Committee discussed Mr. Brann's recommendations in considerable detail and decided to implement Mr. Brann's recommendations. In connection with promotions during 2000, two other executive officers had previously been granted salary increases.

ANNUAL BONUSES FOR 2000

During 2000 all of the executive officers participated in the Company's Management Incentive Compensation Plan (the "Incentive Plan"), which permits the payment of annual cash bonuses if certain performance goals of the Company or its applicable operating units are achieved.

The performance goals established by the Committee for 2000 were based on the achievement of levels of Cash Value Added (or CVA) and target sales levels for the Company and its applicable business units. CVA is a performance measure that reflects cash flow and costs of capital invested. Managers create value when they use capital to generate a return that exceeds a risk-adjusted capital charge on their business unit's gross investment of capital. The difference between adjusted business operating profit (gross cash flow) and the total capital charge is CVA.

Each participant in the Incentive Plan was assigned a "Target Bonus" at the beginning of 2000, determined by multiplying the amount of a participant's base salary paid during the fiscal year by a percentage designated by the Committee. The percentage designated for Mr. Brann and for Larry D. Brady, the Company's President and current Chief Executive Officer, was 100% of base salary. Based upon the CVA results of operations for which they were responsible during the year, two officers, both of whom are Senior Vice Presidents of the Company, received bonuses for the 2000 fiscal year. One of these officers was James A. Herrman, who received a bonus in the amount shown in the Summary Compensation Table of the proxy statement in which this report is included. No other officer was eligible to receive a bonus for 2000 owing to the failure of the Company or the business unit of the Company with which they were associated to achieve the requisite level of CVA. In total only 8% of the target bonus pool of the Plan was paid out to participating employees at those few operations that met performance targets.

STOCK OPTION AND RESTRICTED STOCK GRANTS

In connection with the Company's previously adopted policy of annual grants of stock options at fair market value to executive officers and other key employees, the Committee took into consideration materials provided by the outside compensation consultants that were based upon the experience of other companies.

The Committee's methodology for determining the number of options to be granted was as follows:

  •

  The number of options granted is a function of the executive's position and salary level;

  •

  Each position is given a salary multiple which, when multiplied by base salary, yields a grant date "value" in dollars; and

  •

  The grant date value is divided by the UNOVA stock price on the date of grant to determine the number of options to be granted.

The multiples utilized by the Committee were considerably lower than industry averages because, in view of the Company's low stock price, larger grants would have resulted in the issuance of a number of options which would have been, in the opinion of the Committee, excessive.

The Committee determined that options to purchase an aggregate of 1,845,000 shares would be granted to executive officers as a group, which includes option grants to certain individuals shown in the table entitled "Option Grants in Last Fiscal Year" in the proxy statement in which this report is included.

The Committee noted that the grant of these stock options would significantly deplete the Company's reserve of shares available for future award to its key employees, and it determined to consider, for approval by the Company's shareholders, a new stock option plan beginning in the year 2001.

Mr. Brady had been granted 109,585 shares of Restricted Stock on August 2, 1999, in connection with his employment by the Company as Chief Operating Officer. In 2000, in connection with certain agreements regarding Mr. Brady's promotion to the position of Chief Executive Officer, the vesting schedule of this Restricted Stock was changed from three equal installments vesting on the third, fourth, and fifth anniversaries of the date of the grant to three equal installments vesting on the first, second, and third anniversaries thereof.

SECTION 162(m) POLICY

In general, the Committee believes that executive compensation should be designed to qualify for exemption from the limitation on deductibility prescribed by Section 162(m) of the Internal Revenue Code. However, the Committee believes there may in the future be instances when the interests of the Company and its shareholders may be best served by awarding compensation based on factors other than, or in addition to, achievement of the shareholder-approved performance goals. In such cases the Committee may determine to award compensation which would not be deductible for Federal income tax purposes from the Company's gross income.

Dated: March 13, 2001

                      THE COMPENSATION COMMITTEE

                      William D. Walsh, Chair
                      Paul Bancroft, III
                      William C. Edwards
                      Orion L. Hoch

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on UNOVA Common Stock with the cumulative total return of the Standard & Poor's Midcap 400 Index and a composite line-of-business index designed to reflect the mix of UNOVA's business segments for the period beginning October 22, 1997, which was the date "when issued" trading commenced in UNOVA Common Stock on the New York Stock Exchange, and ending December 31, 2000. The composite line-of-business index was prepared by combining the Standard & Poor's 400 Electrical Equipment Index, believed by management to comprise companies reasonably comparable to UNOVA's Automated Data Systems businesses, and the Standard & Poor's 400 Manufacturing (Specialized) Index, believed by management to comprise companies reasonably comparable to UNOVA's Industrial Automation Systems businesses. Each of these two indexes was weighted based on relative sales and asset levels of UNOVA's businesses for 2000, with 60.5% representing the Industrial Automation Systems businesses and 39.5% representing the Automated Data Systems businesses. The graph assumes the investment of $100 on October 22, 1997, in UNOVA Common Stock, in the S&P Midcap 400 Index, and in the composite line-of-business index prepared as described above. Total shareholder return was calculated on the basis that in each case all dividends were reinvested.

INDEPENDENT ACCOUNTING FIRM INFORMATION

The Board of Directors, upon the recommendation of its Audit and Compliance Committee, has selected the firm of Deloitte & Touche LLP to serve as UNOVA's outside auditors for the year 2001. Deloitte & Touche LLP has served as UNOVA's outside auditors since UNOVA became an independent public company in 1997, is familiar with the business and operations of UNOVA, and has offices in most of the countries in which UNOVA conducts business.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accounting Firm Fees

The aggregate fees billed to UNOVA for the fiscal year ended December 31, 2000, by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for audit and non-audit services were as follows:

Audit Fees:

$1,045,000

Financial Information Systems Design and Implementation Fees:

None

All Other Fees:

$609,600(a)(b)

(a)
Includes fees for tax consulting, process consulting, and other non-audit services.

(b)
The Audit and Compliance Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE
OF THE BOARD OF DIRECTORS

The UNOVA Board of Directors has adopted a written charter for its Audit and Compliance Committee, which is included as Exhibit A to the proxy statement.

In accordance with the provisions of its charter, the Audit and Compliance Committee has (i) reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2000 with management, (ii) discussed with its independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 "Communications with Audit Committees", as modified or supplemented, and (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards No. 1 "Independence Discussions with Audit Committees", as modified or supplemented, and discussed with Deloitte & Touche LLP their independence from the Company.

In addition, the Audit and Compliance Committee has met with Deloitte & Touche LLP, prior to the filing of the Company's Quarterly Reports on Form 10-Q, to discuss the results of their review of the financial information included in those reports.

In performing its oversight function, the Audit and Compliance Committee relied upon advice and information received in its discussions with the Company's management and independent auditors. Based on the review and discussions referred to above, the Audit and Compliance Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K.

Dated: March 13, 2001	THE AUDIT AND COMPLIANCE COMMITTEE
Stephen E. Frank, Chair Joseph T. Casey Claire W. Gargalli Steven B. Sample

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

By Management

The following table sets forth the number of shares of UNOVA Common Stock beneficially owned, directly or indirectly, by each director, each Named Executive Officer, and all directors and executive officers as a group as of March 15, 2001. Except as otherwise indicated, each individual named (1) has sole investment and voting power with respect to the securities shown or (2) shares investment and/or dispositive power with the individual's spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percent of Class

Paul Bancroft, III	70,693		*
Daniel S. Bishop	26,005		*
Larry D. Brady	228,018		*
Alton J. Brann	686,849		1.20%
Joseph T. Casey	119,205	(b)	*
William C. Edwards	81,054	(c)	*
Stephen E. Frank	54,857	(d)	*
Claire W. Gargalli	32,000		*
James A. Herrman	41,230		*
Orion L. Hoch	135,717	(e)	*
Michael E. Keane	160,634		*
Steven B. Sample	38,352	(f)	*
William D. Walsh	213,612	(g)	*
All directors and executive officers (17 persons)	2,132,613	(h)	3.69%

*
Less than 1%.

(a)
Includes shares of UNOVA's Common Stock subject to options which were exercisable on March 15, 2001, or become exercisable within 60 days thereafter, as follows: Mr. Bancroft, 30,000 shares; Mr. Bishop, 21,000 shares; Mr. Brady, 86,000 shares; Mr. Brann, 350,000 shares; Mr. Casey, 30,000 shares; Mr. Edwards, 30,000 shares; Mr. Frank, 30,000 shares; Ms. Gargalli, 30,000 shares; Mr. Herrman, 36,000 shares; Dr. Hoch, 30,000 shares; Mr. Keane, 119,000 shares; Dr. Sample, 30,000 shares; Mr. Walsh, 30,000 shares; and all directors and executive officers as a group, 988,200 shares.

(b)
Includes 13,942 shares of Common Stock credited as a bookkeeping entry to Mr. Casey's deferred account under the Director Stock Option and Fee Plan. Also, includes 10,000 shares held by a charitable corporation of which Mr. Casey serves as trustee. Mr. Casey has voting and investment power with respect to such 10,000 shares and may thus be deemed to have incidents of beneficial ownership thereof for certain purposes within the meaning of applicable regulations of the Securities and Exchange Commission ("SEC").

(c)
Includes 11,754 shares of Common Stock credited to Mr. Edwards' deferred account as a bookkeeping entry under the Director Stock Option and Fee Plan.

(d)
Includes 17,857 shares of Common Stock credited to Mr. Frank's deferred account as a bookkeeping entry under the Director Stock Option and Fee Plan.

(e)
Includes 4,260 shares of Common Stock credited to Dr. Hoch's deferred account as a bookkeeping entry under the Director Stock Option and Fee Plan. Also includes 1,080 shares owned by Dr. Hoch's wife, as to which shares Dr. Hoch disclaims beneficial ownership.

(f)
Includes 7,852 shares of Common Stock credited to Dr. Sample's deferred account as a bookkeeping entry under the Director Stock Option and Fee Plan.

(g)
Includes 7,712 shares of Common Stock credited to Mr. Walsh's deferred account as a bookkeeping entry under the Director Stock Option and Fee Plan.

(h)
Includes 48,500 shares of Common Stock held by The UNOVA Foundation (the "Foundation"). Voting power and investment power with respect to these shares are exercised by the Foundation's officers, who are elected by the directors of the Foundation. The Foundation's directors are elected by, and may be removed by, the Board of Directors of UNOVA. The officers of the Foundation, who are also officers or employees of UNOVA, have sole voting and investment power with respect to such shares of Common Stock held by the Foundation. Thus, such officers may be deemed to have incidents of beneficial ownership thereof for certain purposes within the meaning of the SEC regulations referred to above. Also includes 31,475 shares of Common Stock held by the UNOVA Master Pension Trust, a trust organized to hold the assets of certain qualified U.S. pension plans. Voting and investment power with respect to these shares is exercised by a committee appointed by the Board of Directors comprising four officers of UNOVA.

By Others

The following table sets forth each person or entity that as of December 31, 2000, reported beneficial ownership of more than 5% of UNOVA's outstanding Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Unitrin, Inc. One East Wacker Drive Chicago, Il 60601	12,657,764	(a)	22.29%
FMR Corp. 82 Devonshire Street Boston, MA 02109	4,694,100	(b)	8.27%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	3,879,300	(c)	6.83%
Dodge & Cox One Sansome Street, 35th Floor San Francisco, CA 94104	3,499,433	(d)	6.16%
John Hancock Financial Services, Inc., et al. John Hancock Place P.O. Box 111 Boston, MA 02117	2,888,300	(e)	5.09%

  (a)
  Unitrin, Inc. ("Unitrin"), has reported in a filing on Schedule 13D under the Exchange Act that these shares are owned by two of its subsidiaries, Trinity Universal Insurance Company (5,711,449 shares) and United Insurance Company of America (6,946,315 shares). Unitrin and each of such subsidiaries reported that each such subsidiary shared voting power and dispositive power with Unitrin with respect to the shares so owned. Based upon the foregoing, Unitrin may be deemed to be the indirect beneficial owner of such 12,657,764 shares.

  (b)
  In a filing on Schedule 13G under the Exchange Act, FMR Corp. stated that it held sole dispositive power with respect to 4,694,100 shares. The filing further disclosed that its subsidiary Fidelity Management & Research Company is the beneficial owner of 4,330,100 shares as a result of acting as investment advisor to various registered investment companies.

  (c)
  In a filing on Schedule 13G under the Exchange Act, Dimensional Fund Advisors Inc. reported that it held sole voting power and sole dispositive power with respect to 3,879,300 shares. Dimensional Fund Advisors, a registered investment advisor, stated that these shares were owned by various advisory clients.

  (d)
  In a filing on Schedule 13G under the Exchange Act, Dodge & Cox stated that it held sole voting power with respect to 3,289,883 shares, shared voting power with respect to 37,100 shares, and sole dispositive power with respect to 3,499,433 shares. Dodge & Cox has reported that such shares are beneficially owned by clients of such firm, including investment companies, pension funds, and other institutional holders.

  (e)
  In a filing on Schedule 13G under the Exchange Act, John Hancock Financial Services, Inc., and six of its direct or indirect subsidiaries reported that John Hancock Advisers, Inc., had sole voting power and sole dispositive power with respect to 2,888,300 shares pursuant to advisory agreements with various institutional holders. 2,597,000 of such shares were held by the John Hancock Small Cap Value Fund.

FILING OF REPORTS UNDER SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires that UNOVA's executive officers, directors, and persons who own more than 10% of a registered class of UNOVA's equity securities file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish UNOVA with copies of all Section 16(a) forms they file.

Based solely on an examination of the copies of such forms furnished to UNOVA and upon written representations that no other reports were required during 2000, all Section 16(a) filing requirements applicable to UNOVA's executive officers and directors were satisfied in 2000.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for shareholder action at UNOVA's annual meetings consistent with regulations adopted by the SEC and the By-laws of UNOVA. For such proposals to be considered for inclusion in UNOVA's proxy statement and form of proxy relating to the 2002 Annual Meeting, they must be received by UNOVA not later than November 28, 2001. Shareholder proposals for business matters to be conducted at the meeting, including nominations of persons to serve as directors of UNOVA, but not to be considered for inclusion in UNOVA's proxy statement and form of proxy relating to the 2002 Annual Meeting, must be received not earlier than January 8, 2002, or later than February 7, 2002. Such proposals should be directed to the attention of the Secretary of UNOVA at 21900 Burbank Boulevard, Suite 300, Woodland Hills, California 91367-7418.

AVAILABLE INFORMATION

This proxy statement is being mailed to shareholders accompanied by a copy of UNOVA's Annual Report on Form 10-K as filed with the SEC. Additional copies of the Form 10-K, as well as copies of UNOVA's other periodic reports filed under the Exchange Act, may be obtained at no charge from Investor Relations, UNOVA, Inc., 21900 Burbank Boulevard, Woodland Hills, CA 91367-7418 (telephone 818.992.2872, fax 818.992.2649, and e-mail invest@unova.com) or by accessing the UNOVA web site at www.unova.com.

THE BOARD OF DIRECTORS UNOVA, INC.

Woodland Hills, California
March 28, 2001

EXHIBIT A

CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNOVA, INC.

I.
PURPOSE

    The Audit and Compliance Committee was established by the Board of Directors of UNOVA, Inc. to assist the Board in fulfilling its oversight responsibilities relating to corporate accounting and financial management, reporting procedures and practices, and the Corporation's Standards of Conduct. The Committee's primary responsibilities are to:

A.
review and inquire into the quality and integrity of the Corporation's financial reporting process and systems of internal controls;

B.
review and inquire into the performance of the Corporation's independent auditors and internal audit department and the independence of the outside auditors; and

C.
provide an avenue of communication among the Board, independent auditors, management, and internal audit department on matters relating to the Corporation's financial reporting and internal controls.

II.
COMPOSITION

A.
The Committee shall be appointed for a one-year term at the annual organization meeting of the Board of Directors and shall comprise at least three members of the Board of Directors, one of whom shall be appointed Committee Chair.

B.
No Committee member shall have any relationship to the Corporation that may interfere with the exercise of his or her independence from management and the Corporation. In addition, each Committee member shall be free from any restriction from serving on an audit committee as set forth in paragraph 303.01 of the New York Stock Exchange Listed Company Manual as in effect from time to time.

C.
Each Committee member shall be "financially literate" (as the term may be defined by the Board in its business judgment) or shall become financially literate within a reasonable period of time following appointment to the Committee.

D.
At least one member of the Committee shall have accounting or related financial management expertise as the Board of Directors interprets such qualification in its business judgment.

III.
MEETINGS

A.
The Committee shall meet at least four times annually and shall report the matters acted upon at the following meeting to the Board of Directors.

B.
The Committee Chair shall have the authority to call such meetings of the Committee as he or she deems necessary or desirable and shall approve an agenda in advance of each meeting.

C.
Members of the Audit and Compliance Committee are expected to be present at all Committee meetings.

D.
At each of its meetings, the Committee shall allow the Corporation's management, internal audit director, and independent auditors full access to the Committee to report on any and all appropriate matters. Periodically the Committee shall meet in separate executive sessions to discuss any matters that any such party wishes to be discussed privately.

IV.
DUTIES AND RESPONSIBILITIES

A. Review Procedures

    The Committee shall:

  1.
  review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval and adoption;

  2.
  review and discuss significant comments and recommendations reported by the independent auditors and the internal audit director, together with management's responses thereto;

  3.
  review and discuss the audited financial statements with the independent auditors and management and discuss with the independent auditors any matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, "Audit Committee Communications," as such audit statement may be modified or supplemented;

  4.
  based on the review and discussions described in paragraph A.3 above and in paragraph B.6 below, determine whether or not to recommend to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K; and

  5.
  discuss with the independent auditors any matter brought to the attention of the Committee by the auditors as a result of the auditors' review of interim financial statements to be included in the Corporation's quarterly reports on Form 10-Q. Any one or more members of the Committee may engage in these discussions as the Committee Chair may determine if it is not practicable for the full Committee to engage therein.

B. Independent Auditors

    The Committee shall:

  1.
  make any recommendations to the Board or take any actions which it deems necessary or appropriate to satisfy itself and the Board of the outside auditors' independence and to maintain the ultimate accountability of the outside auditors to the Board and to the Committee;

  2.
  annually evaluate the performance of the independent auditors and, based on that evaluation, recommend to the Board of Directors the reappointment or replacement of such firm to serve as the Corporation's independent auditors for the ensuing fiscal year;

  3.
  make any necessary recommendations to the Board with respect to the discharge of the independent auditors when circumstances warrant;

  4.
  approve the fees to be paid to the independent auditors for their annual audit of the Corporation's financial statements;

  5.
  review the rendering of any significant "non-audit" services by the independent auditors and, within such guidelines as the Committee may determine, approve the rendering of such services;

  6.
  receive the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1, as in effect from time to time, and discuss with the independent auditors the independence of such firm;

  7.
  obtain from the independent auditors assurance that its audit was in compliance with the requirements of Section 10A(a) of the Securities Exchange Act of 1934 and that no report was required to be made to management and the Committee under Section 10A(b); and

  8.
  meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

C. Internal Audit Director

    The Committee shall:

  1.
  review and consent to management's recommendations concerning any appointment, replacement, reassignment, or dismissal of the internal audit director; and

  2.
  discuss with the internal audit director any significant difficulties brought to the attention of the Committee that were encountered during the course of the internal audit department's activities and any significant issues identified in internal audit reports, together with management's responses thereto.

D. Compliance Matters

    The Committee shall:

  1.
  review with the Corporation's General Counsel at least annually any legal matters that may have a material impact on the financial statements, any material reports or inquiries received from, or actions known to be contemplated by, regulators or governmental agencies, and the Corporation's compliance policies with respect to its Standards of Conduct;

  2.
  advise the Board of Directors with respect to the Corporation's policies and procedures regarding compliance with the Corporation's Standards of Conduct as in effect from time to time;

  3.
  if deemed necessary by the Committee, recommend to the Board the investigation of any matters which have been brought to the attention of the Committee or which the Committee has otherwise been made aware and which appear to involve possible noncompliance with applicable laws or the Corporation's Standards of Conduct; and

  4.
  retain special independent legal, accounting, or other consultants if deemed necessary by the Committee to perform its responsibilities under this Charter.

E. Other Responsibilities

    The Committee shall:

  1.
  review annually the Corporation's Reportable Transactions and Conflicts of Interest Program policies and procedures and the summary report of significant issues reported by employees in Program questionnaires and remedial actions taken by management; and

  2.
  cause to be prepared and included in the Corporation's proxy statement a report of the Committee complying with the requirements of Item 306 of Regulation S-K of the Securities and Exchange Commission.

F. Limitation on Responsibilities

    The Board of Directors intends that the Committee shall have the responsibilities set forth in this Charter and such other responsibilities as are reasonably ancillary thereto or could be reasonably implied therefrom. However, the Board desires in particular to clarify the following with respect to the Committee's duties:

  1.
  It is the responsibility of management and the independent auditors, and not of the Committee, to plan and conduct audits and to determine that the Corporation's financial statements fairly present the matters set forth therein in accordance with generally accepted accounting principles.

  2.
  It is not the duty of the Committee to resolve any disagreements between management and the independent auditors or to assure compliance with laws and regulations and the Corporation's Standards of Conduct.

EXHIBIT B

UNOVA, INC.
2001 STOCK INCENTIVE PLAN

SECTION 1:  Purpose; Definitions

The purpose of the Plan is to assist the Company in attracting, retaining, and motivating officers and other employees and to provide the Company and its Subsidiaries with a stock plan providing incentives directly linked to the profitability of the Company's businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

      a. "Award" means a Stock Appreciation Right, Stock Option, or Restricted Stock.

      b. "Board" means the Board of Directors of the Company.

      c. "Change of Control" and "Change of Control Price" have the meanings set forth in Sections 8(b) and 8(c), respectively.

      d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      e. "Commission" means the Securities and Exchange Commission or any successor agency.

      f. "Committee" means the Committee referred to in Section 2.

      g. "Common Stock" means common stock, par value $.01 per share, of the Company.

      h. "Company" means UNOVA, Inc., a Delaware corporation.

      i. "Covered Employee" means a participant designated prior to the grant of Restricted Stock by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock is expected to be taxable to such participant.

      j. "Disability" means permanent and total disability as determined for purposes of the Company's Long Term Disability Plan for the staff of the Company's corporate headquarters.

      k. "Early Retirement" means retirement from employment with the Company or a Subsidiary in circumstances in which the employee would be entitled to receive retirement benefits under the basic pension plan of the Company or a Subsidiary under which such employee is covered.

      l. "Eligible Individuals" means officers or other employees of the Company or any of its Subsidiaries and prospective employees who have accepted offers of employment from the Company or its Subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company or its Subsidiaries.

      m. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      n. "Fair Market Value" means, as of any given date, the average of the highest and lowest per share sales prices for the Common Stock during normal business hours on the New York Stock Exchange for such date, or if the Common Stock is not traded on the New York Stock Exchange on such date, then on the next preceding date on which the Common Stock was traded, all as reported by such source as the Committee may select, or, if the Common Stock is not listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ.

      o. "Incentive Stock Option" means any Stock Option designated as, and intended to qualify as, an "incentive stock option" within the meaning of Section 422 of the Code.

      p. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      q. "Normal Retirement" means retirement from active employment with the Company or a Subsidiary at or after age 65.

      r. "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: business operating profit ("BOP"), cash flow ("CF"), cash value added ("CVA"), revenue growth ("RG"), return on assets ("ROA"), return on capital ("ROC"), return on capital utilized ("ROCU"), return on equity ("ROE"), return on revenue ("ROR") or return on tangible equity ("ROTE") of the Company or of any business unit thereof within which the participant is primarily employed, or that are based on the attainment of specified levels of Basic Earnings per Share ("BEPS") or Diluted Earnings per Share ("DEPS") of the Company or that are based, in whole or in part, on a level or levels of increase in the Fair Market Value of the Common Stock, and that are intended to qualify under Section 162(m)(4)(c) of the Code, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. For purposes of the Plan, BOP, CF, CVA, RG, ROA, ROC, ROR, ROCU, ROE, ROTE, BEPS, and DEPS shall have the meanings set forth in Annex A hereto.

      s. "Plan" means the UNOVA, Inc. 2001 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

      t. "Qualified Performance-Based Award" means an Award of Restricted Stock designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

      u. "Restricted Stock" means an Award granted under Section 7.

      v. "Retirement" means Normal or Early Retirement.

      w. "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

      x. "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

      y. "Stock Appreciation Right" means an Award granted under Section 6.

      z. "Stock Option" means an Award granted under Section 5.

      aa. "Subsidiary" means any corporation, partnership, joint venture, or other entity during any period in which at least a majority voting interest in such entity is owned, directly or indirectly, by the Company or any successor to the Company.

      bb. "Termination of Employment" means the termination of the participant's employment with the Company and any of its Subsidiaries. A participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be such a Subsidiary, and the participant does not immediately thereafter become an employee of the Company or another Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment. If so determined by the Committee, a participant shall be deemed not to have incurred a Termination of Employment if the participant enters into a contract with the Company or a subsidiary providing for the rendering by the participant of consulting services to the Company or such subsidiary on terms approved by the Committee; however, Termination of Employment of the participant shall occur when such contract ceases to be in effect.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2:  Administration

The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board.

The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.

Among other things, the Committee shall have the authority, subject to its power to delegate its authority as described below and subject to the other terms of the Plan:

      (a)  To select the Eligible Individuals to whom Awards may from time to time be granted;

      (b)  To determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, and Restricted Stock or any combination thereof are to be granted hereunder;

      (c)  To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

      (d)  Subject to the provisions of Section 5(a) and Section 7(c)(vii), to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price, any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

      (e)  To modify, amend, or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith or cause such Restricted Stock to vest earlier than permitted by Section 7(c)(vii):

      (f)  To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

      (g)  To determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j) and 6(b)(ii).

The Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or regulation or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3:  Common Stock Subject to Plan

The maximum number of shares of Common Stock that may be issued to participants and their beneficiaries under the Plan shall be one million (1,000,000). No participant may be granted Awards covering in excess of 250,000 shares of Common Stock in any calendar year during which the Plan is in existence. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. No more than 30 percent of the shares of Common Stock available for grant under the Plan as of the first day of any calendar year in which the Plan is in effect shall be utilized in that fiscal year for the grant of Awards in the form of Restricted Stock.

If any Award is forfeited, or if any Stock Option (and related Stock Appreciation Right, if any) terminates, expires, or lapses without being exercised, or if any Stock Appreciation Right is exercised for cash, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested to shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights to be granted to any participant, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4:  Eligibility

Awards may be granted under the Plan to Eligible Individuals. No grant shall be made under this Plan to a director who is not an officer or a salaried employee of the Company or its Subsidiaries.

SECTION 5:  Stock Options

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a Non-Qualified Stock Option.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee (or any other person to whom such power has been delegated by the Committee) selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Eligible Individual and specifies the terms and provisions of the Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the Eligible Individual.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d) Method of Exercise; Issuance of Stock. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised) already owned by the optionee for at least six months or purchased on the open market; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock may be authorized only at the time the Stock Option is granted.

If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(l) below, an optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 11(a).

(e) Nontransferability of Stock Options. No Stock Options may be transferred other than by will or by operation of the laws of descent and distribution. In addition, the optionee may transfer any or all Non-Qualified Stock Options granted under this Plan by way of gift to any family member; provided that any such transferee shall agree in writing with the optionee and the Company, as a condition to such transfer, to be bound by the provisions of all agreements and other instruments, including without limitation, the underlying plans under which such Stock Options were granted, and shall agree in writing to such other terms as the Company may reasonably require to assure compliance with applicable federal and state securities and other laws. For purposes of the preceding sentence, "family member" shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationship, any person sharing the optionee's household (other than a tenant or employee), a trust in which these persons have more than 50 percent of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than 50 percent of the voting interests. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian, or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term "holder" and "optionee" include such guardian, legal representative and other transferee.

(f) Termination by Death. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, until the expiration of the stated term of such Stock Option; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(i) Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability, or Retirement, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for a period of three months from the date of such Termination of Employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

(k) Change of Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "Exercise Period"), if the Committee shall determine at the time of grant or thereafter, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the option price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such election, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(k) would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No. 16 as in effect from time to time that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a Fair Market Value (as of the date of delivery of such stock) equal to the cash that would otherwise be payable hereunder or, if necessary to preserve such accounting treatment, otherwise modify or eliminate such right.

(l) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares of Common Stock subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6:  Stock Appreciation Rights

(a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

      (i)  Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

      (ii)  Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

      (iii)  Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

      (iv)  Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

SECTION 7:  Restricted Stock

(a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

(b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Eligible Individual and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the UNOVA, Inc. 2001 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of UNOVA, Inc., 21900 Burbank Boulevard, Woodland Hills, California 91367."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

      (i)  The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied.

      (ii)  Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance

  Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options.

      (iii)  Except as provided in this paragraph (iii) and Sections 7(c)(i) and 7(c)(ii) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. If so determined by the Committee in the applicable Restricted Stock Agreement, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

      (iv)  Except to the extent otherwise provided in the applicable Restricted Stock Agreement or Section 7(c)(i), 7(c)(ii), 7(c)(v) or 8(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

      (v)  Except to the extent otherwise provided in Section 8(a)(ii), in the event that a participant retires or such participant's employment is involuntarily terminated, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

      (vi)  If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

      (vii)  Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

      (viii)  Notwithstanding the foregoing, but subject to the provisions of Section 8 hereof, no Award in the form of Restricted Stock, the vesting of which is conditioned only upon the continued service of the participant, shall vest earlier than the first, second and third anniversaries of the date of grant thereof, on each of which dates a maximum of one-third of the shares of Common Stock subject to the Award may vest, and no award in the form of Restricted Stock, the vesting of which is conditioned upon the attainment of a specified Performance Goal or Goals, shall vest earlier than the first anniversary of the date of grant thereof.

SECTION 8:  Change of Control Provisions

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

      (i)  Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested.

      (ii)  The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable.

      (iii)  The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

(b) Definition of Change of Control. For purposes of the Plan, a "Change of Control" shall mean the happening of any of the following events:

      (i)  An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) Any acquisition by the Company, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) Any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 8(b); or

      (ii)  Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

      (iii)  The approval by the shareholders of the Company of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      (iv)  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c) Change of Control Price. For purposes of the Plan, "Change of Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Common Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change of Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

SECTION 9:  Term, Amendment and Termination

The Plan will terminate on the tenth anniversary of the effective date of the Plan. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, or Restricted Stock Award, theretofore granted without the optionee's or recipient's consent, except such an amendment made to comply with applicable law, stock exchange rules, or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules and no such amendment may (1) increase, other than by operation of the antidilution clauses contained in Section 3 of the Plan, the number of shares of Common Stock available for the grant of Awards under the Plan or to alter the maximum number of shares available for the grant of Awards in the form of Restricted Stock or of Incentive Stock Options; (2) modify the criteria for eligibility to participate in the Plan or the nature of the Awards which may be granted under the Plan; (3) alter the provision requiring that all Stock Options be granted at an exercise price not less than the Fair Market Value of the Common Stock on the date of grant; (4) alter the provisions of the Plan which preclude the lowering of the exercise price of Stock Options (other than pursuant to the antidilution provisions contained in Section 3 of the Plan) or substituting for outstanding options new options having a lower exercise price; and (5) alter the provisions set forth in Section 7(c)(vii) of the Plan with respect to minimum vesting schedules relating to Awards in the form of Restricted Stock.

The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to comply with applicable law, or regulation, stock exchange rules, or accounting rules; provided, however, that such power of the

Committee shall not extend to the reduction of the exercise price of a previously granted Stock Option, except as provided in Section 3 hereof, nor may the Committee substitute new Stock Options for previously granted Stock Options having higher option prices.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 10:  Unfunded Status of Plan

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 11:  General Provisions

(a)  The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      (i)  Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

      (ii)  Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

      (iii)  Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

      (iv)  Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)  Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

(c)  The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee at any time.

(d)  No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)  The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

(f)  In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.

(g)  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(h)  In the event an Award is granted to an Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

SECTION 12: Effective Date of Plan

The Plan shall be effective as of the date it is approved by the shareholders of the Company.

ANNEX A

DEFINITIONS

Basic Earnings Per Share (BEPS)

  Income available to common stockholders of the Company excluding the cumulative effect on prior years of an accounting change net of income taxes and the after tax charges that may result from the acquisition of research and development associated with acquiring a business entity, a line of business, or a technology, divided by the weighted-average number of common shares of the Company outstanding during the applicable period. Shares issued during the applicable period and shares reacquired during the applicable period shall be weighted for the portion of the period that they were outstanding.

Business Operating Profit (BOP)

  Total Sales less Total Cost of Sales less Marketing expense less General and Administrative Expenses plus Other Income or minus Other Expense.

Capital

  The sum of all interest-bearing debt, including debt with imputed interest, and total equity.

Capital Charge Percentage

  Represents the risk adjusted cost of capital charge expressed as a percentage established for the Company and each business unit as determined by the Holt Associates, Inc. model.

Capital Utilized

  Total equity, plus Notes Payable, plus Current Portion of Long-Term Debt plus Long-Term Debt, plus Advances from Corporate (less if net Advances are to Corporate), less Investments in Consolidated Subsidiaries.

Cash Flow (CF)

  The sum of Net Income plus depreciation and amortization.

Cash Value Added (CVA)

  Gross Cash Flow minus the product of Gross Investment times Capital Charge Percentage, plus any amounts borrowed from CVA Bank, less any amounts repaid to the CVA Bank.

CVA Bank

  CVA Bank means, with respect to each approved project or approved acquisition, a bookkeeping record of an account used to defer negative CVA generation to later fiscal periods. All deferred negative CVA amounts will incur an annual capital charge of the respective business unit. For purposes of this definition, an "approved acquisition" shall be any acquisition of the stock or assets of another entity which has been approved by the Company's Board of Directors, and an "approved project" shall be one which has been designated as eligible for CVA Bank treatment by the Compensation Committee during the first 90 days of the fiscal year in which such deferral account is established.

Diluted Earnings Per Share (DEPS)

  DEPS is computed in the same manner as BEPS; however, the weighted-average number of common shares of the Company outstanding during the applicable period is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares resulting from stock options or other common stock equivalents had been issued.

Gross Cash Flow

  Annual BOP plus depreciation, amortization, rental expense, and research and development expense, less taxes paid, plus increases in or less decrease in non-operating accrued other expenses, plus net decrease in pension asset, less net increase in pension asset.

Gross Investment

  Average Capital Utilized plus accumulated depreciation, capitalization of research and development expense for the most recent five fiscal years and rental expense, less deferred tax assets, less pension assets, plus fixed asset inflation adjustment, plus non-operating accrued other expenses.

Net Income

  Net Income (Loss) shall include income (loss) from continuing operations before provision for income taxes; provision for income taxes; income from discontinued operations net of applicable income taxes; and effect on income from extraordinary items net of applicable income taxes. Net income shall not include the cumulative effect on prior years of an accounting change net of income taxes and the after tax charges that may result from the acquisition of research and development associated with acquiring a business entity, a line of business, or a technology.

Net Revenue (NR)

  Total net sales and service revenue after adjustments for all discounts, returns, and allowances.

Return on Assets (ROA)

  BOP divided by average assets (computed on a monthly basis).

Return on Capital (ROC)

  Income before interest and taxes divided by average annual capital (computed on a monthly basis).

Return on Capital Utilized (ROCU)

  BOP divided by average Capital Utilized (computed on a monthly basis).

Return on Equity (ROE)

  Net Income divided by beginning equity.

Return on Revenue (ROR)

  BOP divided by total Net Revenue expressed as a percent.

Return on Tangible Equity (ROTE)

  New Income divided by beginning tangible equity.

Revenue (RV)

  Revenue as reported on the Company's annual financial statements.

Revenue Growth (RG)

  The increase in revenue for the current fiscal year, expressed as a percent, above a specified base line period.

UNOVA, INC. ANNUAL MEETING OF SHAREHOLDERS

	Please mark your votes like this	/x/
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2:

1.	Election of Directors:	FOR all nominees listed below (except as marked to the contrary):	/ /	WITHHOLD AUTHORITY to vote for all nominees listed below:	/ /
Nominees to serve for a three-year term that expires in 2004: (01) Larry D. Brady, (02) Alton J. Brann, and (03) Joseph T. Casey.
To withhold authority to vote for any individual nominee, write that nominee's name in the space that follows:

2.	Approval of the UNOVA, Inc. 2001 Stock Incentive Plan:
	FOR	ABSTAIN	AGAINST
	/ /	/ /	/ /	Mark this box if you plan to attend the Annual Meeting of Shareholders on Tuesday, May 8, 2001:	/ /

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.
				By checking the box to the right, I consent to the future delivery of annual reports, proxy statements, prospectuses, and other materials and shareholder communications electronically via the Internet at a web page which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC. Ridgefield Park, NJ, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.	/ /

Signature	Signature	Date
Note: Please sign your name as it appears hereon. Joint owners should both sign. When signing as attorney, administrator, trustee, or guardian, please give full title as such.

/*\ FOLD AND DETACH PROXY CARD HERE IF VOTING BY MAIL /*\

VOTE BY INTERNET, BY TELEPHONE, OR BY MAIL

    VOTE BY INTERNET, BY TELEPHONE, OR BY MAIL

By Internet
Access our voting web site at http://www.proxyvoting.com/una and follow the easy instructions to cast your vote.
By Telephone

Voting by telephone is also fast and simple. Just call UNOVA's toll-free number 1-800-840-1208 on a touch-tone telephone. You will be asked to enter the 11-digit Control Number indicated in the box below (lower right-hand corner of this form).
By Mail
Mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope. (Please do not return your proxy card if you have chosen to vote by Internet or by telephone.)

VOTING ON THE INTERNET OR BY TELEPHONE WILL EXPEDITE YOUR VOTE!

AVAILABLE AT ANY TIME — 24 HOURS A DAY, 7 DAYS A WEEK!

UNOVA, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2001
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Larry D. Brady and Alton J. Brann, and each of them, with full power of substitution, are hereby appointed proxies by the signatory of this Proxy to vote all shares of UNOVA, Inc. Common Stock entitled to be voted by the signatory at the Annual Meeting of Shareholders of UNOVA, Inc. to be held on May 8, 2001, or at any adjournment thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, at the discretion of the named proxies, on all other matters that may properly come before the Annual Meeting or any adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.
(continued, and to be dated and signed, on the reverse side)

YOUR VOTE IS IMPORTANT!

/*\ FOLD AND DETACH PROXY CARD HERE IF VOTING BY MAIL /*\

A new service is now available for shareholders

Investor ServiceDirectSM

As a UNOVA shareholder, you are now able to view your shareholder account on a secured Internet web site.

By accessing Investor ServiceDirectSM at www.mellon-investor.com, you can view your account profile, stock detail, and historical UNOVA stock price information. You can also change your address and electronically view UNOVA's annual meeting materials.
In addition, you can use this site to consent to future access of UNOVA's annual reports and proxy materials electronically via the Internet.
UNOVA also maintains shareholder information, including its annual report and proxy statement, on its web site at www.unova.com.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT
INFORMATION REGARDING EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
INDEPENDENT ACCOUNTING FIRM INFORMATION
REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS OF UNOVA, INC. I. PURPOSE
II. COMPOSITION
III. MEETINGS
IV. DUTIES AND RESPONSIBILITIES
UNOVA, INC. ANNUAL MEETING OF SHAREHOLDERS